   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1998



                                                      REGISTRATION NO. 333-62905

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


FLEET FINANCIAL GROUP, INC.                RHODE ISLAND                        05-0341324
FLEET CAPITAL TRUST V                        DELAWARE                          04-3337382
FLEET CAPITAL TRUST VI                       DELAWARE                          04-6861970
FLEET CAPITAL TRUST VII                      DELAWARE                          04-6861971
FLEET CAPITAL TRUST VIII                     DELAWARE                          04-6861972
FLEET CAPITAL TRUST IX                       DELAWARE                          04-6874162
FLEET CAPITAL TRUST X                        DELAWARE                          04-6874161
(EXACT NAME OF ISSUER AS         (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER)         INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)


                             ---------------------

                               ONE FEDERAL STREET

                          BOSTON, MASSACHUSETTS 02110

                                 (617) 346-4000

    (Address, including zip code, and telephone number, including area code, of principal executive offices)
                            ------------------------

                          WILLIAM C. MUTTERPERL, ESQ.
                  Executive Vice President and General Counsel
                          FLEET FINANCIAL GROUP, INC.
                               One Federal Street
                          Boston, Massachusetts 02110
                                 (617) 346-4000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

         LAURA N. WILKINSON, ESQ.               VINCENT J. PISANO, ESQ.                B. ROBBINGS KIESSLING, ESQ.
           EDWARDS & ANGELL, LLP                 SKADDEN, ARPS, SLATE,                   CRAVATH, SWAINE & MOORE
           One BankBoston Plaza                    MEAGHER & FLOM LLP              Worldwide Plaza, 825 Eighth Avenue
      Providence, Rhode Island 02903                919 Third Avenue                    New York, New York 10019
              (401) 274-9200                       New York, NY 10022                        (212) 474-1000
                                                     (212) 735-3000

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                             ---------------------

                        CALCULATION OF REGISTRATION FEE
                                (See next page)
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
                TITLE OF EACH CLASS                      AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING
          OF SECURITIES TO BE REGISTERED                  REGISTERED             PER UNIT(1)             PRICE(2)
Debt Securities(3).................................           (4)                    (4)                    (4)
Preferred Stock, par value $1.00 per share(5)(6)...           (4)                    (4)                    (4)
Depositary Shares(6)...............................           (4)                    (4)                    (4)
Common Stock, par value $0.01 per share(7).........           (4)                    (4)                    (4)
Warrants(8)........................................           (4)                    (4)                    (4)
Preferred securities of
  Fleet Capital Trust V(10)........................           (4)                    (4)                    (4)
Preferred securities of
  Fleet Capital Trust VI(10).......................           (4)                    (4)                    (4)
Preferred securities of
  Fleet Capital Trust VII(10)......................           (4)                    (4)                    (4)
Preferred securities of
  Fleet Capital Trust VIII(10).....................           (4)                    (4)                    (4)
Preferred securities of
  Fleet Capital Trust IX(10)                                  (4)                    (4)                    (4)
Preferred securities of
  Fleet Capital Trust X(10)                                   (4)                    (4)                    (4)
Guarantees by Fleet Financial Group, Inc. of the
  above-reference preferred securities(11).........           (4)                    (4)                    (4)
Junior Subordinated Debentures of Fleet Financial
  Group, Inc.(10)..................................           (4)                    (4)                    (4)
      Total........................................    $2,336,868,750(9)            100%             $2,336,868,750(9)

                                                           AMOUNT OF
                TITLE OF EACH CLASS                      REGISTRATION
          OF SECURITIES TO BE REGISTERED                      FEE
Debt Securities(3).................................           (4)
Preferred Stock, par value $1.00 per share(5)(6)...           (4)
Depositary Shares(6)...............................           (4)
Common Stock, par value $0.01 per share(7).........           (4)
Warrants(8)........................................           (4)
Preferred securities of
  Fleet Capital Trust V(10)........................           (4)
Preferred securities of
  Fleet Capital Trust VI(10).......................           (4)
Preferred securities of
  Fleet Capital Trust VII(10)......................           (4)
Preferred securities of
  Fleet Capital Trust VIII(10).....................           (4)
Preferred securities of
  Fleet Capital Trust IX(10)                                  (4)
Preferred securities of
  Fleet Capital Trust X(10)                                   (4)
Guarantees by Fleet Financial Group, Inc. of the
  above-reference preferred securities(11).........           (4)
Junior Subordinated Debentures of Fleet Financial
  Group, Inc.(10)..................................           (4)
      Total........................................         N/A(12)


 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

 (3) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.

 (4) Not applicable pursuant to General Instructions II.D. of Form S-3.

 (5) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant.

 (6) Subject to note (9) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.

 (7) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder. Such Common Stock includes preferred share purchase rights.

 (8) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock registered hereunder.


 (9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2,336,868,750 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, Fleet may issue such higher principal amount as may be sold for an initial public offering price of up to $2,336,868,750 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.


(10) Subject to note (9) above, there is being registered hereunder an indeterminate number of Preferred Securities of Fleet Capital Trust V, Fleet Capital Trust VI, Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet Capital Trust IX and Fleet Capital Trust X (collectively, the "Trusts") and an indeterminate principal amount of Junior Subordinated Debentures of Fleet Financial Group, Inc. ("Fleet"). A like amount of Junior Subordinated Debentures may be issued and sold by Fleet to any of the Trusts, in which event such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.

(11) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of Fleet under the Declaration of Trust of each Trust as borrower under the Junior Subordinated Debentures to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Fleet as set forth in the Declaration of Trust of each Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Securities, the Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.


(12) The registration fee of $442,500 was previously paid with the original filing of Form S-3 relating to $1,500,000,000 of new securities registered. The remaining amount of securities included in this amendment ($836,868,750) relate to Registration Statement No. 333-37231 and Registration Statement No. 333-48043 (see below).



    Pursuant to Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to $636,868,750 of securities previously registered under Registration Statement No. 333-37231 and $200,000,000 of securities previously registered under Registration Statement No. 333-48043, and this constitutes Post-Effective Amendment No. 1 to each such Registration Statement.


                             ---------------------

                                EXPLANATORY NOTE

    This Registration Statement contains three forms of Prospectus: (i) one to be used in connection with the offering and sale of Debt Securities, and Warrants to purchase Debt Securities, including any Preferred Stock, Depositary Shares and Common Stock into which the Debt Securities may be convertible; (ii) one to be used in connection with the offering and sale of Preferred Stock, Depositary Shares and Common Stock, and Warrants to purchase such Securities, including any such shares into which the Preferred Stock or Depositary Shares may be convertible; and (iii) one to be used in connection with the offering and sale of Preferred Securities issued by Delaware statutory business trusts, the common securities of which are owned by Fleet.

                 SUBJECT TO COMPLETION, DATED           , 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                          FLEET FINANCIAL GROUP, INC.


    Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), may offer from time to time debt securities (the "Debt Securities"), which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") in priority of payment, and warrants to purchase Debt Securities (the "Warrants"), having a public offering price of up to an aggregate of $2,336,868,750 (or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit). If Debt Securities are issued at original issue discount, Fleet may issue such higher principal amount as may be sold for an initial public offering price of up to $2,336,868,750 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The Debt Securities and Warrants (collectively, the "Securities") may be offered separately or as units with other securities, in separate series, in amounts and at prices and terms to be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement"). In addition, the Debt Securities may be convertible into shares of Fleet's preferred stock (the "Preferred Stock"), depositary shares representing Preferred Stock (the "Depositary Shares") or common stock (the "Common Stock") on terms to be set forth in the accompanying Prospectus Supplement. Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, (i) Fleet may also offer and sell shares of its Preferred Stock, which may be represented by Depositary Shares, shares of its Common Stock or warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants") and (ii) one or more Delaware statutory business trusts may offer and sell preferred securities ("Preferred Securities") guaranteed by Fleet to the extent described in the Registration Statement of which this Prospectus forms a part (a "Guarantee") concurrent with the sale by Fleet of junior subordinated debentures, notes or other evidences of indebtedness (the "Junior Subordinated Debentures") to any of the trusts, in which event such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such trust upon a dissolution of such trust and the distribution of the assets thereof. Any such Preferred Stock, Depositary Shares, Common Stock or Equity Warrants on the one hand, and the Preferred Securities, Guarantee and Junior Subordinated Debentures, on the other hand, will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Debt Securities and Warrants that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Preferred Stock, Depositary Shares, Common Stock or Equity Warrants on the one hand, and the sale of Preferred Securities, on the other hand, pursuant to each such separate Prospectus.


    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement, together with the terms of the offering of the Securities and the initial price and net proceeds to Fleet from the sale thereof. The Prospectus Supplement will include, with regard to the particular Securities, the following information:
(i) in the case of Debt Securities, the specific designation, priority, aggregate principal amount, denominations, currency or currency unit for which Debt Securities may be purchased, currency or currency unit in which the principal and any interest on Debt Securities is payable, location of the offering, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption, if any, at the option of Fleet or the holder, terms for sinking or purchase fund payments, if any, whether any Debt Securities which are Subordinated Debt Securities will be subordinated to other indebtedness of Fleet, the initial public offering price, if any, of the Debt Securities, terms relating to temporary or permanent global securities, special provisions relating to Debt Securities in bearer form, provisions regarding registration of transfer or exchange, provisions relating to the payment of any additional amounts, any conversion or exchange provisions and provisions regarding original issue discount securities; (ii) in the case of Warrants, the duration, offering price, exercise price and detachability of any such warrants; and (iii) in the case of all Securities, whether such Securities will be offered separately or as a unit with other securities. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

    Fleet may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution". If any agents or underwriters are involved in the sale of any of the Securities, their names, any applicable fee, commission, purchase price or discount arrangements with them will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement. Fleet may sell Securities in an offering within the United States ("United States Offering") or outside the United States ("International Offering").

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALE OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

    THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEET AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is         , 1998.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING.

    FOR INVESTORS OUTSIDE THE UNITED STATES: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY FLEET OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY FLEET AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE SECURITIES AND THE DISTRIBUTION OF THIS PROSPECTUS.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements contained in or incorporated by reference in this Prospectus and accompanying Prospectus Supplement may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in political and economic conditions, interest rate fluctuations, competitive product and pricing pressures within Fleet's market, equity and bond market fluctuations, personal and corporate customers' bankruptcies, inflation, acquisitions and integrations of acquired businesses, risks relating to Year 2000 issues (particularly with respect to compliance by third parties on which Fleet relies), as well as other risks and uncertainties detailed from time to time in the filings of Fleet with the Securities and Exchange Commission (the "Commission").

                             AVAILABLE INFORMATION

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning Fleet can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or by accessing the Commission's World Wide Web site at http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange. Reports, proxy material and other information concerning Fleet also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which Fleet has filed with the Commission under the Securities Act of 1933, as amended (the "Act"), which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet are incorporated in this Prospectus by reference:

        1. Annual Report on Form 10-K for the year ended December 31, 1997.

        2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

        3. Current Reports on Form 8-K dated January 15, 1998, January 15, 1998, January 26, 1998, February 2, 1998, March 4, 1998, March 6, 1998,
           March 30, 1998, April 15, 1998, April 28, 1998, May 5, 1998, May 20,
           1998, July 7, 1998 and July 15, 1998.

        4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to Fleet) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

        5. The description of the Preferred Share Purchase Rights contained in Fleet's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed with the Commission by Fleet pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO INVESTOR RELATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110. TELEPHONE REQUESTS MAY BE DIRECTED TO (617) 346-4000.

                          FLEET FINANCIAL GROUP, INC.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At June 30, 1998, Fleet was the tenth largest bank holding company in the United States, with total assets of $100.7 billion, total deposits of $67.0 billion and stockholders' equity of $8.9 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its banking subsidiaries, and also provides, through its other subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

REGULATORY MATTERS

    GENERAL. Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the Securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at June 30, 1998, Fleet's banking subsidiaries could have declared additional dividends of approximately $842.0 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    FIRREA.

    As a result of the enactment of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, any or all of Fleet's subsidiary banks can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with

(a) the default of any other of Fleet's subsidiary banks or (b) any assistance provided by the FDIC to any other of Fleet's subsidiary banks in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur without regulatory assistance.

    FDICIA.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA") provides for, among other things, increased funding for the Bank Insurance Fund (the "BIF") of the FDIC and expanded regulation of depository institutions and their affiliates, including parent holding companies. A summary of certain provisions of FDICIA and its implementing regulations is provided below.

    PROMPT CORRECTIVE ACTION. The FDICIA provides the federal banking agencies with broad powers to take prompt corrective action to resolve problems of insured depository institutions, depending upon a particular institution's level of capital. The FDICIA establishes five tiers of capital measurement for regulatory purposes ranging from "well-capitalized" to "critically undercapitalized." A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances. At June 30, 1998, each of Fleet's subsidiary depository institutions was classified as "well-capitalized" under the prompt corrective action regulations described above.

    BROKERED DEPOSITS. Under the FDICIA, a depository institution that is well-capitalized may accept brokered deposits. A depository institution that is adequately capitalized may accept brokered deposits only if it obtains a waiver from the FDIC, and may not offer interest rates on deposits "significantly higher" than the prevailing rate in its market. An undercapitalized depository institution may not accept brokered deposits. In Fleet's opinion, these limitations do not have a material effect on Fleet.

    SAFETY AND SOUNDNESS STANDARDS. The FDICIA, as amended, directs each federal banking agency to prescribe safety and soundness standards for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset-quality, earnings and stock valuation. Final interagency regulations to implement these new safety and soundness standards were adopted by the federal banking agencies. As of October 1, 1996, standards for asset quality and earnings have been incorporated into the Interagency Guidelines Establishing Standards for Safety and Soundness. The three standards for Safety and Soundness established by the guidelines are (1) operational and managerial; (2) compensation; and (3) asset quality, earnings and stock valuation. The ultimate cumulative effect of these standards cannot currently be forecast.

    The FDICIA also contains a variety of other provisions that may affect Fleet's operations, including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

    CAPITAL GUIDELINES

    Under the Federal Reserve Board's capital guidelines, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. At least half of the total capital is to be comprised of common equity, retained earnings, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of cumulative and noncumulative perpetual preferred stock, less deductible intangibles ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock and a limited amount of loan loss reserves ("Tier 2 capital"). In addition, the Federal Reserve Board requires a leverage ratio (Tier 1 capital to average quarterly assets, net of goodwill) of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. The minimum leverage ratio for all other bank holding companies is 4%. The rule indicates that the leverage ratio should be well above the minimum levels for holding companies experiencing significant growth. Fleet's banking subsidiaries are subject to similar capital requirements except that preferred stock must be noncumulative to qualify as Tier 1 capital.

    The federal banking agencies continue to consider capital requirements applicable to banking organizations. Effective September 1, 1995, the federal banking agencies adopted amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the determination of a bank's minimum capital requirements. The amendments require that banks effectively measure and monitor their interest rate risk and that they maintain capital adequate for that risk. Under the amendments, banks with excess interest rate risk would be required to maintain additional capital beyond that generally required. In addition, effective January 17, 1995, the federal banking agencies adopted amendments to their risk-based capital standards to provide for the concentration of credit risk and certain risks arising from nontraditional activities, as well as a bank's ability to manage these risks, as important factors in assessing a bank's overall capital adequacy. Effective January 1, 1997, national banks with significant exposure to market risk must maintain adequate capital to support that exposure. The Office of the Comptroller of the Currency ("OCC") may apply this provision to any national bank if the OCC deems it appropriate for safe and sound practices.

    As of June 30, 1998, Fleet's capital ratios on a historical basis exceeded all minimum regulatory capital requirements.

    Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC and seizure of the institution.

    INTERSTATE BANKING AND BRANCHING LEGISLATION

    On September 29, 1994, President Clinton signed the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") into law. The Interstate Act facilitates the interstate expansion and consolidation of banking organizations by permitting (i) beginning one year after enactment of the legislation, bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state,
(ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or "opt out" of this authority prior to such date,
(iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the appropriate regulators in the United States, branches outside their home states to the same extent that national or state banks located in such state would be authorized to do so and (v) beginning September 29, 1995, banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same or different state. In 1996, Fleet merged its banking subsidiaries in Connecticut, Massachusetts and Rhode Island and, in 1997, merged the resulting bank with one of its banking subsidiaries in New York in order to achieve cost savings and to increase convenience to its customers in those states.

DEPOSIT INSURANCE ASSESSMENTS

    The deposits of each of Fleet's subsidiary banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the BIF administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank's capitalization and (b) supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC. On November 14, 1995, the FDIC voted to decrease premiums effective January 1, 1995. The decrease lowered the rate of deposit insurance premiums by $.04 per $100 of deposits for banks in each risk assessment category. As a result, banks in the highest capital and supervisory evaluation categories have an assessment rate of $0.00, and pay only the minimum assessment of $2,000 per year for deposit insurance. Banks in the lowest capital and supervisory evaluation categories are subject to a rate of $0.27 per $100 of deposits. The FDIC has indicated that it is maintaining the decreased rate schedule for assessments paid to the BIF through the end of 1998. This will be reviewed on a semi-annual basis. There is no guarantee that the rate of deposit insurance premiums will not increase in the future.

    These assessment rates also reflect the amount the FDIC has determined is necessary to maintain the reserve ratio of BIF of 1.25% of total insured bank deposits. The FDIC has announced that this reserve ratio was achieved during 1995. However, due primarily to the fact that the reserve ratio of the FDIC's Savings Association Insurance Fund ("SAIF") is not projected to reach the required level of 1.25% for several years, the FDIC has made a proposal to Congress to (1) capitalize the SAIF through a special up-front cash assessment on SAIF deposits; (2) spread the responsibility for payment to the Financing Corporation created under Title III of the Competitive Equality Banking Act of 1987 proportionally over all FDIC-insured institutions; and (3) as soon as practicable, merge the BIF and the SAIF. In May, 1997, the FDIC announced that the BIF had a reserve ratio of 1.34% at the end of 1996. In July, 1998, the FDIC indicated that the BIF had a reserve ratio of 1.38% at the end of 1997 and projects that the ratio will be above the designated reserve ratio of 1.25% at the end of 1998. On April 28, 1998, the FDIC voted to retain the existing assessment rate schedule applicable to members of the SAIF for the second half of 1998.

    Fleet's subsidiary banks do not hold significant amounts of deposits insured by the SAIF.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    Fleet's consolidated ratios of earnings to fixed charges were as follows for the years and periods indicated:

                                                                                           YEAR ENDED DECEMBER 31,
                                                        SIX MONTHS ENDED    -----------------------------------------------------
                                                          JUNE 30, 1998       1997       1996       1995       1994       1993
                                                       -------------------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges:
    Excluding Interest on Deposits...................            3.27x           3.90x      3.38x      1.79x      2.30x      2.39x
    Including Interest on Deposits...................            1.83            1.94       1.79       1.36       1.64       1.58

------------------------

    For purposes of computing the consolidated ratios, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, Fleet intends to use the net proceeds from the sale of the Securities for general corporate purposes, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will constitute either Senior Debt Securities or Subordinated Debt Securities of Fleet. The Senior Debt Securities will be issued under an indenture dated as of October 1, 1992 (the "Senior Indenture"), between Fleet and The First National Bank of Chicago as Senior Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture dated as of October 1, 1992 (as supplemented by a First Supplemental Indenture dated November 30, 1992, the "Subordinated Indenture"), between Fleet and The First National Bank of Chicago as Subordinated Trustee (the "Subordinated Trustee"). The Senior Indenture and Subordinated Indenture are collectively referred to herein as the "Indentures". A copy of each of the Indentures are exhibits to the Registration Statement of which this Prospectus forms a part. The following description of Debt Securities relates to Debt Securities to be issued in connection with either a United States Offering or an International Offering, except, in the case of an International Offering, as otherwise specified in the Prospectus Supplement relating thereto.

    The following is a summary of all material terms set forth in the Indentures. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indentures are referred to, it is intended that such Sections or definitions shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Offered Securities.

    Because Fleet is a holding company, its rights and the rights of its creditors, including the Holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that Fleet may itself be a creditor with recognized claims against the subsidiary.

GENERAL

    The Debt Securities to be offered by this Prospectus are limited to the amounts described on the cover of this Prospectus. Fleet expects from time to time to incur additional indebtedness constituting Senior Indebtedness and Other Financial Obligations (each as defined in the Subordinated Indenture). The Indentures, however, do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of Fleet. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness (including Other Financial Obligations) which may be incurred or other securities which may be issued by Fleet or any of its subsidiaries. The Senior Debt Securities will rank on a parity with all other unsecured unsubordinated indebtedness of Fleet while the indebtedness represented by the Subordinated Debt Securities will be subordinated as described below under "Subordinated Debt Securities".

    As used herein, Debt Securities shall include securities denominated in U.S. dollars or, at the option of Fleet if so specified in the applicable Prospectus Supplement, in any other currency, including composite currencies. Debt Securities of a series may be issuable in individual registered form without coupons, in the form of one or more global securities, or, in bearer form with or without coupons. Such bearer securities will be offered only to non-United States persons and to offices located outside of the United States of certain United States financial institutions.

    Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Debt Securities; (2) the limit, if any, on the aggregate principal amount or initial public offering price of the Debt Securities; (3) the priority of payment of such Debt Securities; (4) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, or the method of determining the same; (7) the date from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (9) the dates, if any, on which, and the price or prices at which, the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by Fleet, and the other detailed terms and provisions of such sinking and/or purchase funds; (10) the date, if any, after which, and the price or prices at which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of Fleet or of the Holder thereof and the other detailed terms and provisions of such optional redemption; (11) the denomination or denominations in which such Debt Securities are authorized to be issued; (12) the currency, currencies or units in which the Debt Securities are denominated, which may be in United States dollars, a foreign currency or units of two or more foreign currencies; (13) the currency, currencies or units for which the Debt Securities may be purchased and in which principal, premium, if any, and interest may be payable; (14) whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on issuance of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (15) information with respect to book-entry procedures; (16) whether any of the Debt Securities will be issued as Original Issue Discount Securities; (17) any index used to determine the amount of payments of principal of, premium, if any, and interest on such Debt Securities; (18) each office or agency where, subject to the terms of the applicable Indenture, such Debt Securities may be presented for registration of transfer or exchange; (19) whether any of the Debt Securities will be subject to defeasance in advance of the Redemption Date or Stated Maturity thereof; (20) whether the subordination provisions summarized below or different subordination provisions, including a different definition of "Senior Indebtedness", "Entitled Persons", "Existing Subordinated Indebtedness", or "Other Financial Obligations", shall apply to the Debt Securities; (21) whether any of the Debt Securities will be convertible or exchangeable into other securities of Fleet and the terms of such conversion or exchange, including the conversion price and applicable conversion or expiration dates and (22) any other terms of the series (which will not be inconsistent with the provisions of the applicable Indenture).

    Special federal income tax and other considerations relating to Debt Securities denominated in foreign currencies or units of two or more foreign currencies will be described in the applicable Prospectus Supplement. In the event Fleet offers Debt Securities denominated in foreign currencies or units of two or more foreign currencies, an opinion with respect to tax matters and consent of counsel will be filed in a Form 8-K or as an amendment to the Registration Statement of which this Prospectus forms a part.

    Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the Holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such security and the relevant Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. Special federal income tax and other considerations relating thereto will be described in the applicable Prospectus Supplement.

REGISTRATION AND TRANSFER

    Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that Fleet may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form shall have interest coupons attached, unless issued as zero coupon securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used above, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

    Debt Securities in registered form may be presented for transfer or exchange (with form of transfer duly endorsed thereon) for other Debt Securities of the same series at the offices of the Trustee according to the terms of the applicable Indenture. In no event, however, will Debt Securities in registered form be exchangeable for Debt Securities in bearer form. Fleet may designate the office of the Trustee, who will also be the transfer agent of the Debt Securities, as an office where the transfer of the Debt Securities may be registered.

    Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities issued in bearer form will be issued in denominations of $10,000 and $50,000.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities issued in fully registered form will be issued without coupons and in denominations of $1,000 or integral multiples thereof.

    No service charge will be made for any transfer or exchange of the Debt Securities but Fleet may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

PAYMENT AND PLACE OF PAYMENT

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on, Debt Securities in registered form will be made at the office of the Trustee, except that at the option of Fleet, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register (Sections 301, 305 and 1002 in the Senior Indenture; Sections 3.01, 3.05 and 5.02 in the Subordinated Indenture).

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Debt Securities in bearer form will be made, subject to any applicable laws and regulations, at such office outside the United States as specified in the applicable Prospectus Supplement and as Fleet may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Debt Securities in bearer form will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of Fleet in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series.

MODIFICATION AND WAIVER

    Each Indenture provides that modifications and amendments thereof may be made by Fleet and the Trustees with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal or interest on, any Outstanding Security, (b) reduce the principal amount of, the rate of interest thereon, or any premium payable upon the redemption thereof, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Outstanding Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Security, or (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

    The Holders of 50% in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by Fleet with certain restrictive provisions of the applicable Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of principal or any premium or any interest or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

    Modification and amendment of the Indentures may be made by Fleet and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another Person to Fleet; (ii) to add to the covenants of Fleet for the benefit of the Holders of all or any series of Securities; (iii) to add Events of Default; (iv) to add or change any provisions of any of the Indentures to facilitate the issuance of bearer securities; (v) to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series which is entitled to the benefit of such provision; (vi) to establish the form or terms of Securities of any series;
(vii) to evidence and provide for the acceptance of appointment by a successor Trustee; (viii) to cure any ambiguity, to correct or supplement any provision in the applicable Indenture, or to make any other provisions with respect to matters or questions arising under such Indenture, provided such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect under such Indenture; (ix) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or (x) to provide for conversion rights of the Holders of the Securities of any series to enable such Holders to convert such Securities into other securities of Fleet.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Unless otherwise set forth in the applicable Prospectus Supplement, each Indenture provides that Fleet may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes Fleet's obligations on the Debt Securities under such Indenture, and that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Neither Indenture provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in stock ownership of Fleet. In addition, the Indentures do not contain any provision which would protect the Holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

REGARDING THE TRUSTEE

    Fleet maintains banking relations with the Trustee. In addition, Fleet's banking subsidiaries maintain deposit accounts and correspondent banking relations with the Trustee.

INTERNATIONAL OFFERING

    If specified in the applicable Prospectus Supplement, Fleet may issue Debt Securities in an International Offering. Such Debt Securities may be issued in bearer form and will be described in the applicable Prospectus Supplement. If such Debt Securities are Senior Debt Securities, such Debt Securities will be issued pursuant to a supplement to the Senior Indenture. If Debt Securities are issued in bearer form, the applicable Prospectus Supplement will contain the relevant provisions.

    In connection with any such International Offering, Fleet will designate paying agents, registrars or other agents with respect to the Debt Securities, as specified in the applicable Prospectus Supplement.

    Debt Securities issued in an International Offering may be subject to certain selling restrictions which will be described in the applicable Prospectus Supplement. Such Debt Securities may be listed on one or more foreign stock exchanges as described in the applicable Prospectus Supplement. Special United States tax and other considerations, if any, applicable to an International Offering will be described in the applicable Prospectus Supplement.

                             SENIOR DEBT SECURITIES

    The Senior Debt Securities will be direct, unsecured obligations of Fleet and will rank pari passu with all outstanding senior indebtedness of Fleet.

EVENTS OF DEFAULT

    The following are Events of Default under the Senior Indenture with respect to Senior Debt Securities of any series: (a) failure to pay principal of or any premium on any Senior Debt Security of that series when due; (b) failure to pay any interest on any Senior Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) failure to perform any other covenant of Fleet in the Senior Indenture (other than any covenant included in the Indenture solely for the benefit of a Series of Debt Securities other than that Series), continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501) If an Event of Default with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Senior Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, on behalf of all Holders of that series, under certain circumstances, rescind and annul such acceleration. (Section 502)

    The Senior Indenture provides that, subject to the duty of the Senior Trustee during default to act with the required standard of care, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Senior Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee, with respect to the Senior Debt Securities of that series. (Section 512)

    No Holder of any Senior Debt Security of any series will have any right to institute any proceeding with respect to the Senior Indenture or for any remedy thereunder, unless (a) such Holder shall have previously given to the Senior Trustee written notice of a continuing Event of Default with respect to Senior Debt Securities of that series, (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series also shall have made written request and offered reasonable indemnity to the Senior Trustee to institute such proceeding as trustee, (c) the Senior Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series a direction inconsistent with such request and (d) the Senior Trustee shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Senior Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest, if any, on such Senior Debt Security on or after the due dates expressed in such Senior Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

    Fleet is required to furnish to the Senior Trustee annually a statement as to performance by Fleet of certain of its obligations under the Indenture and as to any default in such performance. (Section 1009)

RESTRICTIVE COVENANTS

    DISPOSITION OF VOTING STOCK OF CERTAIN SUBSIDIARIES. The Senior Indenture contains a covenant that Fleet will not, and will not permit any Subsidiary (as defined in the Senior Indenture) to sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of any shares of Voting Stock (as defined in the Senior Indenture) of, or any securities convertible into, or options, warrants or rights to subscribe for or purchase shares of Voting Stock of, a Principal Constituent Bank (as defined below) or any Subsidiary which owns shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Principal Constituent Bank, provided that dispositions made by Fleet or any Subsidiary (i) acting in a fiduciary capacity for any person other than Fleet or any Subsidiary or (ii) to Fleet or any of its wholly-owned (except for directors' qualifying shares) Subsidiaries, shall not be prohibited. Notwithstanding the limitations described above, the Senior Indenture provides that Fleet may, and may permit its Subsidiaries to, sell, assign, pledge, transfer or otherwise dispose of, or issue such shares or securities (1) if required by law for the qualification of Directors, (2) for purposes of compliance with an order of a court or regulatory authority, (3) if in connection with a merger of, or consolidation of, a

Principal Constituent Bank with or into a wholly-owned Subsidiary or a Constituent Bank (as defined below), provided that Fleet holds, directly or indirectly, in the entity surviving such merger or consolidation, not less than the percentage of Voting Stock it held in the Principal Constituent Bank prior to such action, (4) if such disposition or issuance is for fair market value (determined by the Board of Directors of Fleet) and, if after giving effect to such disposition or issuance (and any potential dilution), Fleet and its wholly-owned Subsidiaries will own directly not less than 80% of the Voting Stock of such Principal Constituent Bank or Subsidiary, (5) if a Principal Constituent Bank sells additional shares of Voting Stock to its stockholders at any price, if, after such sale, Fleet holds directly or indirectly not less than the percentage of Voting Stock of such Principal Constituent Bank it owned prior to such sale or (6) if Fleet or a Subsidiary pledges or creates a lien on the Voting Stock of a Principal Constituent Bank to secure a loan or other extension of credit by a Constituent Bank subject to Section 23A of the Federal Reserve Act. A "Constituent Bank" is a Bank which is a Subsidiary. A "Principal Constituent Bank" is Fleet National Bank and any other Constituent Bank designated as a Principal Constituent Bank. Any designation of a Constituent Bank as a Principal Constituent Bank with respect to Debt Securities of any series shall remain effective until the Debt Securities of such series are no longer outstanding. As of the date of this Prospectus, no Constituent Banks (other than Fleet National Bank) have been designated as Principal Constituent Banks with respect to any series of Debt Securities.

    LIMITATION UPON LIENS ON CERTAIN CAPITAL STOCK. The Senior Indenture contains a covenant that Fleet will not at any time, directly or indirectly, create, assume, incur or suffer to be created, assumed or incurred or to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon (1) any shares of capital stock of any Principal Constituent Bank (other than directors' qualifying shares), or (2) any shares of capital stock of a Subsidiary which owns capital stock of any Principal Constituent Bank; provided, however, that, notwithstanding the foregoing, Fleet may incur or suffer to be incurred or to exist upon such capital stock (a) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by Fleet in good faith by appropriate proceedings and Fleet shall have set aside on its books adequate reserves with respect thereto or (b) the lien of any judgement, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.

DEFEASANCE

    Fleet may terminate certain of its obligations under the Senior Indenture with respect to the Senior Debt Securities of any series on the terms and subject to the conditions contained in the Senior Indenture, by (a) depositing irrevocably with the Senior Trustee as trust funds in trust (i) in the case of Senior Debt Securities denominated in a foreign currency, money in such foreign currency or Foreign Government Obligations (as defined below) of the foreign government or governments issuing such foreign currency, or (ii) in the case of Senior Debt Securities denominated in U.S. dollars, U.S. dollars or U.S. Government Obligations (as defined below), in each case in an amount which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms will provide (without any reinvestment of such interest, principal or premium), not later than one business day before the due date of any payment, money or (iii) a combination of money and U.S. Government Obligations or Foreign Government Obligations, as applicable, sufficient to pay the principal of or premium, if any, and interest on, the Senior Debt Securities of such series as such are due and (b) satisfying certain other conditions precedent specified in the Senior Indenture. Such deposit and termination is conditioned among other things upon Fleet's delivery of (a) an opinion of independent counsel that the Holders of the Senior Debt Securities of such series will have no federal income tax consequences as a result of such deposit and termination and (b) if the Senior Debt Securities of such series are then listed on the New York Stock Exchange, an opinion of counsel that the Senior Debt Securities of such series will not be delisted as a result of the exercise of this option. Such termination will not relieve Fleet of its obligation to pay when due the principal of, and interest on, certain of the Senior Debt Securities as provided in the Indenture. (Section 403)

    "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof. "Foreign Government Obligations" means securities denominated in a Foreign Currency that are (i) direct obligations of a foreign government for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of a foreign government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such foreign government, which, in either case, under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

                          SUBORDINATED DEBT SECURITIES

    The Subordinated Debt Securities will be direct, unsecured obligations of Fleet and, unless otherwise specified in the applicable Prospectus Supplement, will rank pari passu with all outstanding subordinated indebtedness of Fleet.

SUBORDINATION

    The payment of the principal of and interest on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Subordinated Indenture). In certain events of insolvency, the payment of the principal of and interest on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined in the Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities (as defined in the Subordinated Indenture, "Excess Proceeds") and if, at such time, any Entitled Persons (as defined in the Subordinated Indenture) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on the Subordinated Debt Securities.

    In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Subordinated Debt Securities or any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, permitting the Holders of such Senior Indebtedness (or a trustee on behalf of the Holders thereof) to accelerate the maturity thereof.

    By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of Fleet who are not holders of Senior Indebtedness or of the Subordinated Debt Securities may recover less, ratably, than Holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Subordinated Debt Securities. By reason of the obligation of the Holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness (as defined in the Subordinated Indenture) may recover more, ratably, than the Holders of Subordinated Debt Securities.

    Unless otherwise specified in the Prospectus Supplement relating to the particular series of Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the Subordinated Indenture as (a) the principal of, premium, if any, and interest on all of Fleet's indebtedness for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except (i) the Existing Subordinated Indebtedness and other Subordinated Debt Securities issued under the Subordinated Indenture, (ii) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Subordinated Debt Securities and
(iii) such indebtedness as is by its terms expressly stated to rank pari passu with the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. (Section 1.01). The Term "indebtedness for money borrowed" when used with respect to Fleet is defined to include, without limitation, any obligation of, or any obligation guaranteed by, Fleet for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, Fleet for the payment of the purchase price of property or assets. (Section 1.01).

    As of June 30, 1998, Fleet had an aggregate of $3,052 million in Subordinated Debt outstanding, of which $832 million is subordinated to Fleet's Senior Indebtedness and $2,220 million is subordinated to Fleet's Senior Indebtedness and Other Financial Obligations.

    Unless otherwise specified in the Prospectus Supplement relating to the particular series of Subordinated Debt Securities offered thereby, Other Financial Obligations means all obligations of Fleet to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities. Unless otherwise specified in the Prospectus Supplement relating to the particular series of Subordinated Debt Securities offered thereby, Entitled Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations.

    Any Prospectus Supplement relating to a particular series of Subordinated Debt Securities will set forth the aggregate amount of indebtedness of Fleet senior to the Subordinated Debt Securities as of a recent practicable date.

    Fleet's obligations under the Subordinated Debt Securities shall rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the Holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Subordinated Indenture.

    The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Financial Obligations, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of Fleet.

    The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

    Except as described above or in the Subordinated Indenture, the obligation of Fleet to make payment of the principal of, premium, if any, or interest on the Subordinated Debt Securities will not be affected by reason of such subordination. In the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, certain general creditors of Fleet may recover more, ratably, than Holders of the Subordinated Debt Securities. Subject to payment in full of all Senior Indebtedness, the rights of the Holders of Subordinated Debt Securities will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distribution of cash, property or securities of Fleet applicable to Senior Indebtedness. Subject to the payment in full of all Other Financial Obligations, the rights of the Holders of Subordinated Debt Securities will be subrogated to the rights of Entitled Persons to receive payments or distributions of cash, property or securities of Fleet applicable to Other Financial Obligations. (Sections 14.02 and 14.10)

LIMITED RIGHTS OF ACCELERATION

    Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Debt Securities, payment of principal of the Subordinated Debt Securities may be accelerated only in case of certain events involving the bankruptcy, insolvency or reorganization of Fleet which constitutes an Event of Default (as defined below). There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities or the performance of any other covenant of Fleet in the Subordinated Indenture.

RESTRICTIVE COVENANTS

    The Prospectus Supplement relating to a series of Subordinated Debt Securities may describe certain restrictive covenants, if any, to which Fleet may be bound under the Subordinated Indenture.

EVENTS OF DEFAULT, DEFAULTS, WAIVERS

    An "Event of Default" with respect to Subordinated Debt Securities of any series is defined in the Subordinated Indenture as certain events involving the bankruptcy or reorganization of Fleet and any other Event of Default provided with respect to Subordinated Debt Securities of such series. (Section 7.01) A "Default" with respect to Subordinated Debt Securities of any series is defined in the Subordinated Indenture as (a) an Event of Default with respect to such series; (b) failure to pay the principal of, or premium, if any, on any Subordinated Security of such series at its Maturity; (c) failure to pay interest upon any Subordinated Security of such series when due and payable and the continuance of such Default for a period of 30 days; (d) failure to perform any other covenant or agreement of Fleet in the Subordinated Indenture with respect to Subordinated Debt Securities of such series and continuance of such Default for 60 days after written notice of such failure, requiring Fleet to remedy the same; and (e) any other Default provided with respect to Subordinated Debt Securities of such series. (Section 7.07) If an Event of Default with respect to any series of Subordinated Debt Securities for which there are Subordinated Debt Securities outstanding under the Subordinated Indenture occurs and is continuing, either the Subordinated Trustee or the Holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of such series may declare the principal amount (or if such Subordinated Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of that series to be immediately due and payable. The Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of any series outstanding under the Subordinated Indenture may waive, on behalf of all Holders of such series, an Event of Default resulting in acceleration of such Subordinated Debt Securities, but only if all Defaults have been remedied and all payments due (other than those due as a result of acceleration) have been made. (Section 7.02) If a Default occurs and is continuing, the Subordinated Trustee may in its discretion, and at the written request of Holders of not less than a majority in aggregate principal amount of the Subordinated Debt Securities of any series outstanding under the Subordinated Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Subordinated Indenture shall, proceed to protect the rights of the Holders of all the Subordinated Debt Securities of such series. (Section 7.03) Prior to acceleration of maturity of the Subordinated Debt Securities of any series outstanding under the Subordinated Indenture, the Holders of a majority in aggregate principal amount of such Subordinated Debt Securities may waive any past Default under the Subordinated Indenture except a Default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities of such series or in respect of a covenant which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 7.13)

    The Subordinated Indenture provides that in the event of a Default specified in clauses (b) or (c) of the immediately preceding paragraph in payment of principal of, premium, if any, or interest on any Subordinated Debt Security of any series, Fleet will, upon demand of the Subordinated Trustee, pay to it, for the benefit of the holder of any such Subordinated Debt Security, the whole amount then due and payable on such Subordinated Debt Security for principal, premium, if any, and interest. The Subordinated Indenture further provides that if Fleet fails to pay such amount forthwith upon such demand, the Subordinated Trustee may, among other things, institute a judicial proceeding for the collection thereof. (Section 7.03)

    The Subordinated Indenture also provides that notwithstanding any other provision of the Subordinated Indenture, the holder of any Subordinated Debt Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Debt Security on the respective Stated Maturities (as defined in the Subordinated Indenture) expressed in such Subordinated Debt Security and that such right shall not be impaired without the consent of such holder. (Section 7.08)

    Fleet is required to furnish to the Subordinated Trustee annually a statement as to performance by Fleet of certain of its obligations under the Subordinated Indenture and as to any Default in such performance. (Section 5.10)

                            DESCRIPTION OF WARRANTS

    Fleet may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from any such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between Fleet and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the Commission in connection with the offering of such Warrants.

    The Prospectus Supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following: (a) the title of such Warrants; (b) the offering price for such Warrants, if any; (c) the aggregate number of such Warrants; (d) the designation and terms of the Debt Securities purchasable upon exercise of such Warrants; (e) if applicable, the designation and terms of the Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security; (f) if applicable, the date from and after which such Warrants and any Debt Securities issued therewith will be separately transferable; (g) the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time; (j) whether the Warrants represented by the Warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States Federal income tax considerations; (n) the antidilution provisions of such Warrants, if any; (o) the redemption or call provisions, if any, applicable to such Warrants; and (p) any additional terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

    Fleet may sell Securities to or through underwriters, and also may sell Securities through agents (which are registered broker-dealers or banks) which may be affiliates.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities. Certain restrictions relating to the distribution of Securities in connection with an International Offering will be set forth in the applicable Prospectus Supplement.

    In connection with the sale of Securities, underwriters or agents acting on Fleet's behalf may receive compensation from Fleet or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Act and any discounts or commissions received by them and any profits on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter will be identified and any such compensation will be described in the applicable Prospectus Supplement.

    Under agreements which may be entered into by Fleet, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by Fleet against certain liabilities, including liabilities under the Act, and to certain rights of contribution from Fleet.

    If so indicated in the applicable Prospectus Supplement, Fleet will authorize underwriters or other persons acting as Fleet's agents to solicit offers by certain institutions to purchase Debt Securities or Warrants from Fleet pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates stated in the applicable Prospectus Supplement. Each such contract will be for an amount not less than, and the aggregate amount of such securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Fleet. The obligations of any purchaser under any such contract will not be subject to any condition except that (1) the purchase of the Debt Securities or Warrants shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (2) if the Debt Securities or Warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Debt Securities or Warrants not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

    Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, Fleet or one or more of its affiliates in the ordinary course of business.

                                    EXPERTS

    The consolidated financial statements of Fleet contained in Fleet's Current Report on Form 8-K dated May 5, 1998, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein (and elsewhere in the Registration Statement) and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    The validity of the Securities offered hereby will be passed upon for Fleet by Edwards & Angell, LLP, One BankBoston Plaza, Providence, Rhode Island 02903.
V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet National Bank, a wholly-owned subsidiary of Fleet, and beneficially owns 4,052 shares of Common Stock.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET OR BY ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS

Available Information..........................          2

Incorporation of Certain Documents by
  Reference....................................          2

Fleet Financial Group, Inc. ...................          3

Consolidated Ratios of Earnings to Fixed
  Charges......................................          7

Use of Proceeds................................          7

Description of Debt Securities.................          8

Senior Debt Securities.........................         12

Subordinated Debt Securities...................         15

Description of Warrants........................         19

Plan of Distribution...........................         20

Experts........................................         20

Legal Opinions.................................         21


                                 $2,336,868,750


                                     [LOGO]

                                FLEET FINANCIAL
                                  GROUP, INC.
                                   ----------
                                DEBT SECURITIES
                                   PROSPECTUS
                              -------------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED           , 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

  COMMON STOCK, COMMON STOCK WARRANTS, PREFERRED STOCK, DEPOSITARY SHARES, AND
                            PREFERRED STOCK WARRANTS

                          FLEET FINANCIAL GROUP, INC.


    Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), may offer from time to time (a) shares of Common Stock, par value $0.01 per share, including the associated Preferred Share Purchase Rights (the "Common Stock"),
(b) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), including, at its option, depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") each representing a fractional interest in such Preferred Stock and (c) warrants to purchase Common Stock (the "Common Stock Warrants") or Preferred Stock (the "Preferred Stock Warrants", together with the Common Stock Warrants, the "Warrants"), having a public offering price of up to an aggregate of $2,336,868,750 (or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit). The Common Stock, Preferred Stock, Depositary Shares and Warrants (collectively, the "Securities") may be offered separately or as units with other securities, in separate series, in amounts and at prices and terms to be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, (i) Fleet may also offer and sell its unsecured debt securities, which may be either senior or subordinated, or warrants to purchase debt securities (the "Debt Securities") and (ii) one or more Delaware statutory business trusts may offer and sell preferred securities ("Preferred Securities") guaranteed by Fleet to the extent described in the Registration Statement of which this Prospectus forms a part (a "Guarantee") concurrent with the sale by Fleet of junior subordinated debentures, notes or other evidences of indebtedness (the "Junior Subordinated Debentures") to any of the trusts, in which event such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such trust upon a dissolution of such trust and the distribution of the assets thereof. Any such Debt Securities on the one hand, and the Preferred Securities, Guarantee and Junior Subordinated Debentures, on the other hand, will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Debt Securities on the one hand, and the sale of Preferred Securities, on the other hand, pursuant to each such separate Prospectus.


    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement, together with the terms of the offering of the Securities and the initial price and net proceeds to Fleet from the sale thereof. The Prospectus Supplement will include, with regard to the particular Securities, the following information:
(i) in the case of Preferred Stock, the specific number of shares, title, stated value and liquidation preference of each share, issuance price, dividend rate (or method of calculation), dividend payment dates, any redemption or sinking fund provisions, any conversion or exchange provisions and whether fractional interests in shares of Preferred Stock will be represented by Depositary Shares;
(ii) in the case of Common Stock, the specific number of shares and issuance price for such shares; (iii) in the case of Warrants, the duration, offering price, exercise price and detachability of any such warrants; and (iv) in the case of all Securities, whether such Securities will be offered separately or as a unit with other securities. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

    Fleet may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution". If any agents or underwriters are involved in the sale of any of the Securities, their names, any applicable fee, commission, purchase price or discount arrangements with them will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement. Fleet may sell Securities in an offering within the United States ("United States Offering") or outside the United States ("International Offering").

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALE OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

    THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEET AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 1998.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF A PENALTY BID.

    FOR INVESTORS OUTSIDE THE UNITED STATES: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY FLEET OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY FLEET AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE SECURITIES AND THE DISTRIBUTION OF THIS PROSPECTUS.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements contained in or incorporated by reference in this Prospectus and accompanying Prospectus Supplement may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in political and economic conditions, interest rate fluctuations, competitive product and pricing pressures within Fleet's market, equity and bond market fluctuations, personal and corporate customers' bankruptcies, inflation, acquisitions and integrations of acquired businesses, risks relating to Year 2000 issues (particularly with respect to compliance by third parties on which Fleet relies), as well as other risks and uncertainties detailed from time to time in the filings of Fleet with the Securities and Exchange Commission (the "Commission").

                             AVAILABLE INFORMATION

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning Fleet can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or by accessing the Commission's World Wide Web site at http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange. Reports, proxy material and other information concerning Fleet also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which Fleet has filed with the Commission under the Securities Act of 1933, as amended (the "Act"), which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet are incorporated in this Prospectus by reference:

        1. Annual Report on Form 10-K for the year ended December 31, 1997.

        2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

        3. Current Reports on Form 8-K dated January 15, 1998, January 15, 1998, January 26, 1998, February 2, 1998, March 4, 1998, March 6, 1998,
           March 30, 1998, April 15, 1998, April 28, 1998, May 5, 1998, May 20,
           1998, July 7, 1998 and July 15, 1998.

        4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to Fleet) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

        5. The description of the Preferred Share Purchase Rights contained in Fleet's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed with the Commission by Fleet pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO INVESTOR RELATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110. TELEPHONE REQUESTS MAY BE DIRECTED TO (617) 346-4000.

                          FLEET FINANCIAL GROUP, INC.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At June 30, 1998, Fleet was the tenth largest bank holding company in the United States, with total assets of $100.7 billion, total deposits of $67.0 billion and stockholders' equity of $8.9 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its banking subsidiaries, and also provides, through its other subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

REGULATORY MATTERS

    GENERAL. Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the Securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at June 30, 1998, Fleet's banking subsidiaries could have declared additional dividends of approximately $842 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    FIRREA.

    As a result of the enactment of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, any or all of Fleet's subsidiary banks can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with
(a) the default of any other of Fleet's subsidiary banks or (b) any assistance provided by the FDIC to any other of Fleet's subsidiary banks in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur without regulatory assistance.

    FDICIA.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA") provides for, among other things, increased funding for the Bank Insurance Fund (the "BIF") of the FDIC and expanded regulation of depository institutions and their affiliates, including parent holding companies. A summary of certain provisions of FDICIA and its implementing regulations is provided below.

    PROMPT CORRECTIVE ACTION. The FDICIA provides the federal banking agencies with broad powers to take prompt corrective action to resolve problems of insured depository institutions, depending upon a particular institution's level of capital. The FDICIA establishes five tiers of capital measurement for regulatory purposes ranging from "well-capitalized" to "critically undercapitalized." A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances. At June 30, 1998, each of Fleet's subsidiary depository institutions was classified as "well-capitalized" under the prompt corrective action regulations described above.

    BROKERED DEPOSITS. Under the FDICIA, a depository institution that is well-capitalized may accept brokered deposits. A depository institution that is adequately capitalized may accept brokered deposits only if it obtains a waiver from the FDIC, and may not offer interest rates on deposits "significantly higher" than the prevailing rate in its market. An undercapitalized depository institution may not accept brokered deposits. In Fleet's opinion, these limitations do not have a material effect on Fleet.

    SAFETY AND SOUNDNESS STANDARDS. The FDICIA, as amended, directs each federal banking agency to prescribe safety and soundness standards for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset-quality, earnings and stock valuation. Final interagency regulations to implement these new safety and soundness standards were adopted by the federal banking agencies. As of October 1, 1996, standards for asset quality and earnings have been incorporated into the Interagency Guidelines Establishing Standards for Safety and Soundness. The three standards for Safety and Soundness established by the guidelines are (1) operational and managerial; (2) compensation; and (3) asset quality, earnings and stock valuation. The ultimate cumulative effect of these standards cannot currently be forecast.

    The FDICIA also contains a variety of other provisions that may affect Fleet's operations, including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

    CAPITAL GUIDELINES

    Under the Federal Reserve Board's capital guidelines, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. At least half of the total capital is to be comprised of common equity, retained earnings, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of cumulative and noncumulative perpetual preferred stock, less deductible intangibles ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock and a limited amount of loan loss reserves ("Tier 2 capital"). In addition, the Federal Reserve Board requires a leverage ratio (Tier 1 capital to average quarterly assets, net of goodwill) of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. The minimum leverage ratio for all other bank holding companies is 4%. The rule indicates that the leverage ratio should be well above the minimum levels for holding companies experiencing significant growth. Fleet's banking subsidiaries are subject to similar capital requirements except that preferred stock must be noncumulative to qualify as Tier 1 capital.

    The federal banking agencies continue to consider capital requirements applicable to banking organizations. Effective September 1, 1995, the federal banking agencies adopted amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the determination of a bank's minimum capital requirements. The amendments require that banks effectively measure and monitor their interest rate risk and that they maintain capital adequate for that risk. Under the amendments, banks with excess interest rate risk would be required to maintain additional capital beyond that generally required. In addition, effective January 17, 1995, the federal banking agencies adopted amendments to their risk-based capital standards to provide for the concentration of credit risk and certain risks arising from nontraditional activities, as well as a bank's ability to manage these risks, as important factors in assessing a bank's overall capital adequacy. Effective January 1, 1997, national banks with significant exposure to market risk must maintain adequate capital to support that exposure. The Office of the Comptroller of the Currency ("OCC") may apply this provision to any national bank if the OCC deems it appropriate for safe and sound practices.

    As of June 30, 1998, Fleet's capital ratios on a historical basis exceeded all minimum regulatory capital requirements.

    Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC and seizure of the institution.

    INTERSTATE BANKING AND BRANCHING LEGISLATION

    On September 29, 1994, President Clinton signed the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") into law. The Interstate Act facilitates the interstate expansion and consolidation of banking organizations by permitting (i) beginning one year after enactment of the legislation, bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state,
(ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or "opt out" of this authority prior to such date,
(iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the appropriate regulators in the United States, branches outside their home states to the same extent that national or state banks located in such state would be authorized to do so and (v) beginning September 29, 1995, banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same or different state. In 1996, Fleet merged its banking subsidiaries in Connecticut, Massachusetts and Rhode Island and, in 1997, merged the resulting bank with one of its banking subsidiaries in New York in order to achieve cost savings and to increase convenience to its customers in those states.

DEPOSIT INSURANCE ASSESSMENTS

    The deposits of each of Fleet's subsidiary banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the BIF administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank's capitalization and (b) supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC. On November 14, 1995, the FDIC voted to decrease premiums effective

January 1, 1995. The decrease lowered the rate of deposit insurance premiums by $.04 per $100 of deposits for banks in each risk assessment category. As a result, banks in the highest capital and supervisory evaluation categories have an assessment rate of $0.00, and pay only the minimum assessment of $2,000 per year for deposit insurance. Banks in the lowest capital and supervisory evaluation categories are subject to a rate of $0.27 per $100 of deposits. The FDIC has indicated that it is maintaining the decreased rate schedule for assessments paid to the BIF through the end of 1998. This will be reviewed on a semi-annual basis. There is no guarantee that the rate of deposit insurance premiums will not increase in the future.

    These assessment rates also reflect the amount the FDIC has determined is necessary to maintain the reserve ratio of BIF of 1.25% of total insured bank deposits. The FDIC has announced that this reserve ratio was achieved during 1995. However, due primarily to the fact that the reserve ratio of the FDIC's Savings Association Insurance Fund ("SAIF") is not projected to reach the required level of 1.25% for several years, the FDIC has made a proposal to Congress to (1) capitalize the SAIF through a special up-front cash assessment on SAIF deposits; (2) spread the responsibility for payment to the Financing Corporation created under Title III of the Competitive Equality Banking Act of 1987 proportionally over all FDIC-insured institutions; and (3) as soon as practicable, merge the BIF and the SAIF. In May, 1997, the FDIC announced that the BIF had a reserve ratio of 1.34% at the end of 1996. In July, 1998, the FDIC indicated that the BIF had a reserve ratio of 1.38% at the end of 1997 and projects that the ratio will be above the designated reserve ratio of 1.25% at the end of 1998. On April 28, 1998, the FDIC voted to retain the existing assessment rate schedule applicable to members of the SAIF for the second half of 1998.

    Fleet's subsidiary banks do not hold significant amounts of deposits insured by the SAIF.

         CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND DIVIDENDS
                               ON PREFERRED STOCK

    Fleet's consolidated ratios of earnings to fixed charges and dividends on preferred stock were as follows for the years and periods indicated:

                                                                                          YEAR ENDED DECEMBER 31,
                                                             SIX MONTHS ENDED    ------------------------------------------
                                                               JUNE 30, 1998       1997       1996       1995       1994
                                                            -------------------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges and Dividends on
  Preferred Stock:
    Excluding interest on deposits........................            3.27x           3.90x      3.38x      1.79x      2.30x
    Including interest on deposits........................            1.83            1.94       1.79       1.36       1.64


                                                              1993
                                                            ---------
Ratio of Earnings to Fixed Charges and Dividends on
  Preferred Stock:
    Excluding interest on deposits........................       2.39x
    Including interest on deposits........................       1.58

    For purposes of computing the consolidated ratios, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest) and, where indicated, the pretax equivalents of dividends on preferred stock. Fixed charges consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, Fleet intends to use the net proceeds from the sale of the Securities for general corporate purposes, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

                         DESCRIPTION OF PREFERRED STOCK

    The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the applicable Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of the provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of the Preferred Stock.

GENERAL


    Under Fleet's Restated Articles of Incorporation (the "Articles"), the Board of Directors of Fleet is authorized, without further shareholder action, to provide for the issuance of up to 16,000,000 shares of preferred stock, $1 par value ("Fleet $1 Par Preferred Stock"), in one or more series, with such voting powers, dividends, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in the resolutions providing for the issuance thereof adopted by the Board of Directors. As of June 30, 1998, Fleet had outstanding five series of Fleet $1 Par Preferred Stock as follows:
(i) 500,000 shares of 9.35% Cumulative Preferred Stock (the "9.35% Preferred"), having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 500,000 were issued and outstanding, (ii) 1,265,000 shares of Series V 7.25% Perpetual Preferred Stock (the "Series V Preferred"), having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 765,000 were issued and outstanding, (iii) 690,000 shares of Series VI 6.75% Perpetual Preferred Stock (the "Series VI Preferred"), having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 600,000 were issued and outstanding, (iv) 805,000 shares of Series VII Fixed/Adjustable Rate Cumulative Preferred Stock (the "Series VII Preferred"), having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 700,000 were issued and outstanding, and
(v) 200,000 shares of Series VIII Fixed/Adjustable Rate Noncumulative Preferred Stock (the "Series VIII Preferred"), having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 200,000 were issued and outstanding. In addition, the Board of Directors of Fleet has established a series of 6,000,000 shares of Cumulative Participating Junior Preferred Stock (the "Junior Preferred Stock") issuable upon exercise of the preferred share purchase rights described below, of which no shares were issued and outstanding as of June 30, 1998. Each such outstanding series is described below under "Description of Existing Preferred Stock".


    Under regulations adopted by the Federal Reserve Board, if the holders of any series of the Preferred Stock are or become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over Fleet) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of such series.

    The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such Preferred Stock will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions; (v) any conversion provisions; (vi) whether Fleet has elected to offer Depositary Shares as described under "Description of Depositary Shares"; and (vii) any other rights, preferences, privileges, limitations and restrictions on such Preferred Stock.

    The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity in all respects with the outstanding preferred stock of Fleet and each other series of the Preferred Stock (except for the Junior Preferred Stock) and will rank senior in all respects to any outstanding shares of Junior Preferred Stock and the Common Stock. See "Description of Existing Preferred Stock". The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by Fleet.

    Unless otherwise specified in the applicable Prospectus Supplement, the depositary, transfer agent, registrar, dividend disbursing agent and redemption agent for shares of the Preferred Stock will be First Chicago Trust Company ("First Chicago").

    As described under "Description of Depositary Shares", Fleet may, at its option, with respect to any series of the Preferred Stock, elect to offer fractional interests in shares of Preferred Stock, and provide for the issuance by a Depositary (as defined below) of depositary receipts ("Depositary Receipts") representing depositary shares ("Depositary Shares"), each of which will represent a fractional interest (to be specified in the applicable Prospectus Supplement relating to a particular series of the Preferred Stock) in a share of such series of the Preferred Stock.

DIVIDENDS

    Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of Fleet, out of any funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Such rates may be fixed or adjustable or both. If adjustable, the formula or other method used for determining the applicable dividend rate for each dividend period will be set forth in the applicable Prospectus Supplement. Dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of Fleet fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Fleet will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates.

    When dividends are not paid in full upon any series of the Preferred Stock and any other series of Fleet's preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other series of Fleet's preferred stock ranking on a parity as to dividends shall be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of such series of Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless (i) with respect to any series of Preferred Stock for which dividends are cumulative ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares of Fleet or (ii) with respect to any series of Noncumulative Preferred Stock, full dividends for the then-current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock or another stock ranking junior to such series of Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made on the Common Stock or on any other stock of Fleet ranking junior to or on a parity with such series of Preferred Stock as to dividends or upon liquidation. Unless full dividends on the Cumulative Preferred Stock of any series have been paid for the then-current and all past dividend periods and full dividends for the then-current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other stock of Fleet ranking junior to or on a parity with such series of Preferred Stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Fleet (except by conversion into or exchange for stock of Fleet ranking junior to such series of Preferred Stock as to dividends and upon liquidation).

    See "Fleet Financial Group, Inc." with respect to certain limitations on the ability of Fleet and its banking subsidiaries to pay dividends.

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary dissolution, liquidation or winding up of Fleet, the holders of each series of the Preferred Stock will be entitled to receive and to be paid out of assets of Fleet available for distribution to its stockholders, before any payment or distribution is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in an amount per share as set forth in the Prospectus Supplement relating to such series of the Preferred Stock, plus accrued and unpaid dividends (whether or not earned or declared) for the then-current dividend period and, if such series of the Preferred Stock is Cumulative Preferred Stock, for all dividend periods prior thereto. If, upon any voluntary or involuntary dissolution, liquidation or winding up of Fleet, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of Fleet ranking as to any such distribution on a parity with the Preferred Stock of such series are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of Fleet in proportion to the full respective distributable amounts to which they are entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of the Preferred Stock will not be entitled to any further participation in any distribution of assets by Fleet. Neither the sale of all or substantially all the property or business of Fleet, nor the merger or consolidation of Fleet into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of Fleet.

REDEMPTION

    Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of Fleet, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon the terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series and subject to the rights of holders of other securities of Fleet. Preferred Stock redeemed by Fleet will be restored to the status of authorized but unissued preferred shares.

    The Prospectus Supplement relating to a series of the Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Stock which shall be redeemed by Fleet in each year commencing after a date to be specified, at a redemption price per share and on one or more dates to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

    If fewer than all of the outstanding shares of any series of the Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors of Fleet and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors of Fleet.

    Notwithstanding the foregoing, if any dividends, including any accumulation on shares of Cumulative Preferred Stock, of any series are in arrears, no shares of Preferred Stock of such series shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed, and Fleet shall not purchase or otherwise acquire any shares of Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

    Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of Fleet. Each such notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares of Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue or accumulate on such redemption date; and (vi) the date upon which the holders' conversion rights, if any, as to such shares, shall terminate. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

    If notice of redemption has been given, dividends on the shares of Preferred Stock so called for redemption shall cease to accrue or accumulate from and after the redemption date for the shares of the series of the Preferred Stock called for redemption (unless default shall be made by Fleet in providing money for the payment of the redemption price of the shares so called for redemption), and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of Fleet (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares of the Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of Fleet shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by Fleet. If fewer than all of the shares of the Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

VOTING RIGHTS

    Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event Fleet issues shares of a series of the Preferred Stock, each share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. However, as more fully described below under "Description of Depositary Shares", if Fleet elects to provide for the issuance of Depositary Shares representing interests in a fraction of a share of a series of the Preferred Stock, the holders of each such Depositary Share will, in effect, be entitled through the Depositary to such fraction of a vote, rather than a full vote. Since each full share of any series of the

Preferred Stock shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of any other series of the Preferred Stock or another series of preferred stock of Fleet are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of the Preferred Stock.

    If the equivalent of six quarterly dividends payable on any series of the Preferred Stock or any other class or series of preferred stock are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of all outstanding series of preferred stock, including holders of any series of the Preferred Stock, voting as a single class without regard to series, will be entitled at Fleet's next annual meeting of stockholders (and at each subsequent annual meeting of stockholders) to elect such additional two directors until full cumulative dividends for all then-current and past dividend periods on all preferred shares of Fleet so entitled to vote, including any shares of the Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders or until their respective successors shall be elected and qualified. If a vacancy in the office of such director shall occur during the continuance of a default in dividends on preferred shares of Fleet so entitled to vote prior to the end of the term of such director, such vacancy shall be filled for the unexpired term of such director by the remaining director elected by the preferred shares so entitled to vote.

    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Preferred Stock of any series at the time outstanding, voting as a class, will be required for any amendment of the Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of such series of Preferred Stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of any series of Preferred Stock and any other series of preferred stock of Fleet ranking on a parity with any series of Preferred Stock as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to any series of Preferred Stock as to dividends or upon liquidation, but such vote will not be required to take any such actions with respect to any stock ranking on a parity with or junior to the Preferred Stock of such series.

    Subject to such affirmative vote or consent of the holders of the outstanding shares of the Preferred Stock of any series, Fleet may, by resolution of its Board of Directors or as otherwise permitted by law, from time to time alter or change the preferences, rights or powers of the Preferred Stock of such series. The holders of the Preferred Stock of such series shall not be entitled to participate in any such vote if, at or prior to the time when any such alteration or change is to take effect, provision is made for the redemption of all the Preferred Stock of such series at the time outstanding. Nothing in this section shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional Preferred Stock of any series) ranking junior to or on a parity with the Preferred Stock of such series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of Fleet.

CONVERSION RIGHTS

    The Prospectus Supplement relating to any series of the Preferred Stock that is convertible will state the terms on which shares of such series are convertible into Common Stock of Fleet or another series of Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to the applicable series of the Preferred Stock, forms of which will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Fleet may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, Fleet will provide for the issuance by a Depositary of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) in a share of a particular series of the Preferred Stock as described below.

    The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between Fleet and a bank or trust company selected by Fleet (which may be affiliated with Fleet) having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Unless otherwise specified in the applicable Prospectus Supplement, the Depositary for shares of the Preferred Stock will be First Chicago. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of Fleet, issue temporary Depositary Receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Fleet's expense.

    Upon surrender of Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption) and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to, or upon the order of, such holder the whole shares of Preferred Stock underlying, and any money or other property represented by, the Depositary Shares evidenced by the surrendered Depositary Receipts.

    Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. Fleet does not expect that there will be any public trading market for the Preferred Stock except as represented by the Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The

Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

    In the event of a distribution other than in cash (including, without limitation, distributions resulting from stock dividends, splits or plans of reorganization), the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Fleet, sell such property and distribute the net proceeds from such sale to such holders.

    The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by Fleet to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

    If any Preferred Stock deposited under a Deposit Agreement is subject to redemption, the related Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever Fleet redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata or by lot as may be determined by the Depositary.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and Fleet will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

TAXATION

    Owners of Depositary Shares will be treated for Federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares and, accordingly, will be required to take into account for Federal income tax purposes income received with respect to their Depositary Shares in the same manner as if they were holders of such underlying Preferred Stock. In addition, (i) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement,
(ii) the aggregate tax basis of the Preferred Stock received by an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor and (iii) the holding period for shares of the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Fleet and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by Fleet or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of Fleet and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

    Fleet will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Fleet will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

    The Depositary will forward to the holders of Depositary Shares all notices, reports and other communications (including proxy solicitation materials) from Fleet which are delivered to the Depositary and which Fleet is required to furnish to the holders of the Preferred Stock.

    Neither the Depositary nor Fleet will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Fleet and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

    Any record holder of Depositary Shares who has been a holder for at least six months or who holds at least five percent of the outstanding shares of capital stock of Fleet will be entitled to inspect the transfer books relating to the Depositary Shares and the list of record holders of Depositary Shares upon certification to the Depositary that such holder is acting in good faith and that such inspection is for a proper purpose.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to Fleet notice of the Depositary's election to do so, and Fleet may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                    DESCRIPTION OF EXISTING PREFERRED STOCK

GENERAL

    The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Rhode Island Business Corporation Act (the "RIBCA") and the Articles and By-laws of Fleet.

FLEET $1 PAR PREFERRED STOCK

    Fleet $1 Par Preferred Stock (which includes the Preferred Stock), is issuable in series, with such relative rights, preferences and limitations of each series (including dividend rights, dividend rate, liquidation preference, voting rights, conversion rights and terms of redemption (including sinking fund provisions), redemption price or prices and the number of shares constituting any series) as may be fixed by the Board of Directors.

    9.35% PREFERRED. Dividends on the outstanding 9.35% Preferred are cumulative and are payable quarterly at the rate of 9.35% per annum. So long as any shares of the 9.35% Preferred are outstanding, Fleet may not redeem, repurchase or otherwise acquire any shares of the Common Stock or any other class of Fleet stock ranking junior to or on a parity with the Fleet 9.35% Preferred either as to dividends or upon liquidation unless full cumulative dividends on all outstanding shares of 9.35% Preferred are paid for all past dividend payment periods. Further, if any dividends on the 9.35% Preferred are in arrears, Fleet may not redeem, purchase or otherwise acquire any shares of the 9.35% Preferred unless all outstanding shares of such class are simultaneously redeemed, purchased or otherwise acquired, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 9.35% Preferred.

    Except as indicated below or except as expressly required by applicable law, the holders of the 9.35% Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on any of the 9.35% Preferred are in default, the number of directors of Fleet will be increased by two and the holders of all outstanding classes and series of Fleet preferred stock, voting as a single class without regard to series, will be entitled to elect two additional directors until all accrued dividends have been paid. In addition, the vote of the holders of two-thirds of the 9.35% Preferred, voting as a separate class, is required in order to amend or alter the Articles in a manner which would adversely affect the preferences, rights, powers or privileges of the 9.35% Preferred; and the vote of two-thirds of the 9.35% Preferred, and all of the classes and series of Fleet preferred stock ranking on a parity, either as to dividends or upon liquidation, with the 9.35% Preferred, voting together as a single class, is required in order to reclassify stock of Fleet into stock ranking prior, either as to dividends or upon liquidation, to the 9.35% Preferred, or to authorize the creation or issuance of stock, or of a security convertible into or evidencing a right to purchase stock, ranking prior, either as to dividends or upon liquidation, to the 9.35% Preferred.

    In the event of any liquidation, dissolution or winding up of Fleet, the holders of the 9.35% Preferred are entitled to receive $250.00 per share plus accrued and unpaid dividends.

    The 9.35% Preferred is redeemable on at least 30 but not more than 60 days notice, at the option of Fleet, as a whole or in part, at any time on and after January 15, 2000 at a redemption price equal to $250 per share plus accrued and unpaid dividends.

    SERIES V PREFERRED. In the event of the dissolution, liquidation or winding up of Fleet, holders of shares of the outstanding Series V Preferred are entitled to receive a distribution of $250 per share, plus accrued and unpaid dividends, if any.

    The holders of Series V Preferred are entitled to receive dividends at the rate of 7.25% per annum computed on the basis of the issue price thereof of $250 per share, payable quarterly, before any dividend shall be declared or paid upon the Common Stock or the Junior Preferred Stock. The dividends on Series

V Preferred are cumulative. The Series V Preferred is redeemable, in whole or in part, at Fleet's option, on and after April 15, 2001, at $250 per share, plus accrued and unpaid dividends, if any. So long as any shares of the Series V Preferred are outstanding, Fleet may not redeem, repurchase or otherwise acquire any shares of the Common Stock or any other class of Fleet preferred stock ranking junior to or on a parity with the Series V Preferred either as to dividends or upon liquidation unless full cumulative dividends on all outstanding shares of Series V Preferred are paid for all past dividend payment periods. Further, if any dividends on the Series V Preferred are in arrears, Fleet may not redeem, purchase or otherwise acquire any shares of the Series V Preferred unless all outstanding shares of such class are simultaneously redeemed, purchased or otherwise acquired, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series V Preferred.

    Except as indicated below or except as expressly required by applicable law, the holders of the Series V Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on the Series V Preferred or any other class or series of preferred stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Series V Preferred, voting as a single class with the holders of shares of any one or more other series of Preferred Stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) and any other class of Fleet preferred stock ranking on a parity with the Series V Preferred either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to fill each of the two newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of Fleet (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote), including any shares of the Series V Preferred, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series V Preferred is required for any amendment of the Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series V Preferred. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series V Preferred and any other series of preferred stock ranking on a parity with the Series V Preferred either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series V Preferred as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares.

    SERIES VI PREFERRED. In the event of the dissolution, liquidation or winding up of Fleet, holders of shares of the outstanding Series VI Preferred are entitled to receive a distribution of $250 per share, plus accrued and unpaid dividends, if any.

    The holders of Series VI Preferred are entitled to receive dividends at the rate of 6.75% per annum computed on the basis of the issue price thereof of $250 per share, payable quarterly, before any dividend shall be declared or paid upon the Common Stock or the Junior Preferred Stock. The dividends on Series VI Preferred are cumulative. The amount of dividends payable in respect of the Series VI Preferred will be adjusted in the event of certain amendments to the Internal Revenue Code of 1986, as amended (the "Code"), in respect of the dividends received deduction. The Series VI Preferred is redeemable, in whole or in part, at Fleet's option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any. The Series VI Preferred may also be redeemed prior to April 15, 2006, in whole, at the option of Fleet, in the event of certain amendments to the Code in respect of the dividends received deduction. So long as any shares of the Series VI Preferred are outstanding, Fleet may not redeem, repurchase or otherwise acquire any shares of the Common Stock or any other class of Fleet preferred stock ranking junior to or on a parity with the Series VI Preferred either as to dividends or upon liquidation unless full cumulative dividends on all outstanding shares of Series VI Preferred are paid for all past dividend payment periods. Further, if any dividends on the Series VI Preferred are in arrears, Fleet may not redeem, purchase or otherwise acquire any shares of the Series VI Preferred unless all outstanding shares of such class are simultaneously redeemed, purchased or otherwise acquired, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series VI Preferred.

    Except as indicated below or except as expressly required by applicable law, the holders of the Series VI Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on the Series VI Preferred or any other class or series of preferred stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Series VI Preferred, voting as a single class with the holders of shares of any one or more other series of Preferred Stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) and any other class of Fleet preferred stock ranking on a parity with the Series VI Preferred either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to fill each of the two newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of Fleet (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote), including any shares of the Series VI Preferred, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series VI Preferred is required for any amendment of the Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series VI Preferred. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series VI Preferred and any other series of preferred stock ranking on a parity with the Series VI Preferred either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series VI Preferred as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares.

    SERIES VII PREFERRED. In the event of the dissolution, liquidation or winding up of Fleet, holders of shares of the outstanding Series VII Preferred are entitled to receive a distribution of $250 per share, plus accrued and unpaid dividends, if any.

    Through April 1, 2006, the holders of Series VII Preferred are entitled to receive dividends at the rate of 6.60% per annum computed on the basis of the issue price thereof of $250 per share, payable quarterly, before any dividend shall be declared or paid upon the Common Stock or the Junior Preferred Stock. Thereafter the dividend rate on the Series VII Preferred will be a rate per annum equal to .50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, each as defined in the Certificate of Designation establishing the Series VII Preferred. The Applicable Rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.0% nor greater than 13.0%. The dividends on Series VII Preferred are cumulative. The amount of dividends payable in respect of the Series VII Preferred will be adjusted on the event of certain amendments to the Code, in respect of the dividends received deduction. The Series VII Preferred is redeemable, in whole or in part, at Fleet's option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any. The Series VII Preferred may also be redeemed prior to April 1, 2006, in whole, at the option of Fleet, in the event of certain amendments to the Code in respect of the dividends received deduction. So long as any shares of the Series VII Preferred are outstanding, Fleet may not redeem, repurchase or otherwise acquire any shares of the Common Stock or any other class of Fleet preferred stock ranking junior to or on a parity with the Series VII Preferred either as to dividends or upon liquidation unless full cumulative dividends on all outstanding shares of Series VII Preferred are paid for all past dividend payment periods. Further, if any dividends on the Series VII Preferred are in arrears, Fleet may not redeem, purchase or otherwise acquire any shares of the Series VII Preferred unless all outstanding shares of such class are simultaneously redeemed, purchased or otherwise acquired, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series VII Preferred.

    Except as indicated below or except as expressly required by applicable law, the holders of the Series VII Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on the Series VII Preferred or any other class or series of preferred stock (other than any other class of preferred stock expresssly entitled to elect additional directors by a separate and distinct vote) are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Series VII Preferred, voting as a single class with the holders of shares of any one or more other series of Preferred Stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) and any other class of Fleet preferred stock ranking on a parity with the Series VII Preferred either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to fill each of the two newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of Fleet (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote), including any shares of the Series VII Preferred, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series VII Preferred is required for any amendment of the Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series VII Preferred. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series VII Preferred and any other series of preferred stock ranking on a parity with the Series VII Preferred either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series VII Preferred as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares.

    SERIES VIII PREFERRED. In the event of the dissolution, liquidation or winding up of Fleet, holders of shares of the outstanding Series VIII Preferred are entitled to receive a distribution of $250 per share, plus accrued and unpaid dividends (whether or not earned or declared) for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods), if any.

    Through October 1, 2001, the holders of Series VIII Preferred are entitled to receive dividends at the rate of 6.59% per annum computed on the basis of the issue price thereof of $250 per share, payable quarterly, before any dividend shall be declared or paid upon the Common Stock or the Junior Preferred Stock. Thereafter the dividend rate on the Series VIII Preferred will be a rate per annum equal to .45% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, each as defined in the Certificate of Designations establishing the Series VIII Preferred. The Applicable Rate per annum for any dividend period beginning on or after October 1, 2001 will not be less than 7.0% nor greater than 13.0%. The dividends on Series VIII Preferred are noncumulative. The amount of dividends payable in respect of the Series VIII Preferred will be adjusted in the event of certain amendments to the Code in respect of the dividends received deduction. The Series VIII Preferred is redeemable, in whole or in part, at Fleet's option on and after October 1, 2001, at $250 per share, plus accrued and unpaid dividends for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods), if any. The Series VIII Preferred may also be redeemed prior to October 1, 2001, in whole, at the option of Fleet, in the event of certain amendments to the Code in respect of the dividends received deduction. So long as any shares of the Series VIII Preferred are outstanding, Fleet may not redeem, repurchase or otherwise acquire any shares of the Common Stock or any other class of Fleet preferred stock ranking junior to or on a parity with the Series VIII Preferred either as to dividends or upon liquidation unless full dividends on all outstanding shares of Series VIII Preferred are paid for the then-current dividend period. Further, if dividends on the Series VIII Preferred have not been paid for the then-current dividend period, Fleet may not redeem, purchase or otherwise acquire any shares of the Series VIII Preferred unless all outstanding shares of such class are simultaneously redeemed, purchased or otherwise acquired, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series VIII Preferred.

    Except as indicated below or except as expressly required by applicable law, the holders of the Series VIII Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on the Series VIII Preferred or any other class or series of preferred stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Series VIII Preferred, voting as a single class with the holders of shares of any one or more other series of Preferred Stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) and any other class of Fleet preferred stock ranking on a parity with the Series VIII Preferred either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to fill each of the two newly-created directorships. Such right of the holders of Series VIII Preferred shall continue until dividends on the Series VIII Preferred have been paid or declared and set apart for payment regularly for at least one year. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their successors shall be elected and qualify.

    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series VIII Preferred is required for any amendment of the Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series VIII Preferred. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series VIII Preferred and any other series of preferred stock ranking on a parity with the Series VIII Preferred either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series VIII Preferred as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares.


    JUNIOR PREFERRED STOCK. The Junior Preferred Stock will be issued upon the exercise of a Right (as hereinafter defined) issued to holders of the Common Stock. As of the date of this Prospectus, there were 6,000,000 shares of Fleet $1 Par Preferred Stock reserved for issuance upon the exercise of the Rights. See "--Description of Common Stock--Preferred Share Purchase Rights". Shares of Junior Preferred Stock purchasable upon exercise of the Rights will rank junior to the Preferred Stock and will not be redeemable. Each share of Junior Preferred Stock will, subject to the rights of such senior securities of Fleet, be entitled to a preferential cumulative quarterly dividend payment equal to the greater of $1.00 per share or, subject to certain adjustments, 100 times the dividend declared per share of Common Stock. Upon the liquidation, dissolution or winding up of Fleet, the holders of the Junior Preferred Stock will, subject to the rights of such senior securities, be entitled to a preferential liquidation payment equal to the greater of $1.00 per share plus all accrued and unpaid dividends or 100 times the payment made per share of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Junior Preferred Stock will, subject to the rights of such senior securities, be entitled to receive 100 times the amount received per share of Common Stock. Each share of Junior Preferred Stock will have 100 votes, voting together with the Common Stock. The rights of the Junior Preferred Stock are protected by customary antidilution provisions.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    Holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of the Preferred Stock, and any other class or series of preferred stock at the time outstanding, to receive pro rata the net assets of Fleet. Dividends are paid on the Common Stock only if all dividends on the outstanding series of Preferred Stock, and any other class or series of preferred stock at the time outstanding, for the then-current period and, in the case of Cumulative Preferred Stock, all prior periods have been paid or provided for.

    Fleet $1 Par Preferred Stock and any other class of preferred stock have, or upon issuance will have, preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation or dissolution of Fleet and such other preferences as may be fixed by the Board of Directors.

    The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors has provided with respect to outstanding preferred stock or may provide, in the future, with respect to Preferred Stock or any other class or series of preferred stock which it may hereafter authorize. See "Description of Existing Preferred Stock". Shares of Common Stock are not redeemable and have no subscription, conversion or preemptive rights.

    The affirmative vote of not less than 80% of Fleet's outstanding voting stock, voting separately as a class, is required for certain Business Combinations between Fleet and/or its subsidiaries and persons owning 10% or more of its voting stock. See "Selected Provisions in the Articles of Fleet; Business Combinations with Related Persons".

    The Common Stock is listed on the New York Stock Exchange. The outstanding shares of Common Stock are, and the shares to be issued in connection with any offering hereunder will be, validly issued, fully paid and non-assessable and the holders thereof are not, and will not be, subject to any liability as stockholders.

TRANSFER AGENT AND REGISTRAR.

    The Transfer Agent and Registrar for the Common Stock is First Chicago.

RESTRICTIONS ON OWNERSHIP.

    The Bank Holding Company Act (the "BHCA") requires any "bank holding company", as such term is defined therein, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of the Common Stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of the Common Stock under the Change in Bank Control Act (the "CBCA"). Any holder of 25% or more of the Common Stock (or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over Fleet) is subject to regulation as a bank holding company under the BHCA.

PREFERRED SHARE PURCHASE RIGHTS

    On November 21, 1990, the Board of Directors of Fleet declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock of Fleet. The dividend was paid on December 4, 1990 to the shareholders of record on that date. Each Right, when exercisable, will entitle the registered holder to purchase from Fleet one one-hundredth of a share of Junior Preferred Stock at an exercise price of $50 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to certain adjustments. Until the Distribution Date (as hereinafter defined), Fleet will issue one Right with each share of Common Stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Rights Agreement dated as of November 21, 1990 between Fleet and the Rights Agent, a copy of which was filed as an exhibit to the Registration Statement on Form 8-A filed with the Commission on December 4, 1990, as amended by a First Amendment to Rights Agreement dated March 28, 1991 and a Second Amendment to Rights Agreement dated July 12, 1991, copies of which were filed as exhibits to Fleet's Amendment to Application or Report on Form 8-K dated September 6, 1991 and a Third Amendment to Rights Agreement dated February 20, 1995, a copy of which was filed as an exhibit to Fleet's Form 8-A/A dated March 17, 1995 (as amended, the "Rights Agreement").

    The Rights are not represented by separate certificates and are not exercisable or transferable apart from the Common Stock until the earlier to occur of (i) the tenth day after a public announcement by Fleet (x) that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of 10% or more (or, in the case of an institutional investor, acting in the ordinary course of business and not with the purpose of changing or influencing control of Fleet (a "Qualifying Investor"), 15% or more) of the outstanding shares of Common Stock, (y) that any person or group of affiliated or associated persons, which beneficially owned 10% or more (or, in the case of a Qualifying Investor, 15% or more) of the outstanding shares on the Declaration Date, or which acquired beneficial ownership of 10% or more (or, in the case of a Qualifying Investor, 15% or more) of the outstanding shares as a result of any repurchase of shares by Fleet, thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares, or (z) that any person who was a Qualifying Investor owning 10% or more of the outstanding shares of Common Stock ceased to qualify as a Qualifying Investor and thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares (any person described in clause (x), (y) or (z) being an "Acquiring Person"); and (ii) the tenth day (or such later day as may be determined by action of the Board of Directors of Fleet prior to such time as any person becomes an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person (other than Fleet) to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such commencement) beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). On March 28, 1991 and July 12, 1991, the Rights Agreement was amended to change the definition of an "Acquiring Person" (i) to permit the sale of Fleet's Dual Convertible Preferred Stock and issuance of rights to purchase Common Stock to the partnerships which purchased such stock and (ii) to permit the Board of Directors of Fleet to determine that a person who would otherwise be an "Acquiring Person" had become such inadvertently and therefore allow divestiture of a sufficient number of shares to avoid such designation. The Rights Agreement was further amended on February 20, 1995 to amend the definition of "Acquiring Person" to permit the execution and delivery by Fleet of the merger agreement with Shawmut National Corporation ("Shawmut") and the option agreement in connection therewith without Shawmut becoming an Acquiring Person under the Rights Agreement.

    The Rights will first become exercisable on the Distribution Date and could then begin trading separately from the Common Stock. The Rights will expire on November 21, 2000 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Fleet.

    In the event any person becomes an Acquiring Person, the Rights would give holders (other than such Acquiring Person and its transferees) the right to buy, for the Purchase Price, Common Stock (or, under certain circumstances, cash, property or other debt or equity securities ("Common Stock equivalents")) with a market value of twice the Purchase Price. In addition, at any time after any person becomes an Acquiring Person, the Board may, at its option and in lieu of any transaction described in the preceding sentence, exchange the outstanding and exercisable Rights (other than Rights held by such Acquiring Person and its transferees) for shares of Common Stock or Common Stock equivalents at an exchange ratio of one share of Common Stock per Right, subject to certain adjustments.

    In any merger or consolidation involving Fleet after the Rights become exercisable, each Right will be converted into the right to purchase, for the Purchase Price, common stock of the surviving corporation

(which may be Fleet) with a market value of twice the Purchase Price. The Board of Directors of Fleet may amend the Rights Agreement or redeem the Rights for $.01 each at any time until there is an Acquiring Person. Thereafter, the Board of Directors can amend the Rights Agreement only to eliminate ambiguities or to provide additional benefits to the holders of the Rights (other than the Acquiring Person).

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Fleet, including, without limitation, the right to vote or to receive dividends.

    The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights, and the number of outstanding Rights, are subject to customary antidilution adjustments.

    The Rights have certain "anti-takeover" effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Fleet on terms not approved by the Board of Directors of Fleet, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that there is an Acquiring Person (at which time holders of the Rights become entitled to exercise their Rights for shares of Common Stock at one-half the market price), since until such time the Rights generally may be redeemed by the Board of Directors of Fleet at $.01 per Right.

                  SELECTED PROVISIONS IN THE ARTICLES OF FLEET

BUSINESS COMBINATIONS WITH RELATED PERSONS

    The Articles require that neither Fleet nor any of its subsidiaries may engage in a Business Combination with a Related Person unless such Business Combination (a) was approved by an 80% vote of the Board of Directors prior to the time the Related Person became such; (b) is approved by a vote of 80% of the Continuing Directors and a majority of the entire Board and certain conditions as to price and procedure are complied with; or (c) is approved by a vote of 80% of Fleet's outstanding shares of Fleet capital stock entitled to vote generally in the election of directors, voting as a single class. Under the Articles, a "Business Combination" includes any merger or consolidation of Fleet or any of its subsidiaries into or with a Related Person or any of its affiliates or associates; any sale, exchange, lease, transfer or other disposition to or with a Related Person of all, substantially all or any Substantial Part (defined as assets having a value of more than 5% of the total consolidated assets of Fleet) of the assets of Fleet or any of its subsidiaries; any purchase, exchange, lease or other acquisition by Fleet or any of its subsidiaries of all or any Substantial Part of the assets or business of a Related Person or any of its affiliates or associates; any reclassification of securities, recapitalization or other transaction which has the effect, directly or indirectly, of increasing the proportionate amount of voting shares of Fleet or any subsidiary which are beneficially owned by a Related Person; and the acquisition by a Related Person of beneficial ownership of voting securities, securities convertible into voting securities or any rights, warrants or options to acquire voting securities of a subsidiary of Fleet; a "Related Person" includes any person who is the beneficial owner of 10% or more of Fleet's voting shares prior to the consummation of a Business Combination or any person who is an affiliate of Fleet and was the beneficial owner of 10% or more of Fleet's voting shares at any time within the five years preceding the date on which a binding agreement providing for a Business Combination is authorized by the Board of Directors; and the "Continuing Directors" are those individuals who were members of the Fleet Board of Directors prior to the time a Related Person became the beneficial owner of 10% or more of Fleet's voting stock or those individuals designated as Continuing Directors (prior to their initial election as directors) by a majority of the then Continuing Directors. To amend these provisions, a super majority vote (80%) of the Board of Directors, a majority vote of the Continuing Directors and a super majority vote (80%) of the stockholders is required unless the amendment is recommended to the stockholders by a majority of the Board of Directors and not less than 80% of the Continuing Directors, in which event only the vote provided under Rhode Island law is required.

DIRECTORS

    The Articles contain a number of additional provisions which are intended to delay an insurgent's ability to take control of Fleet's Board of Directors, even after an insurgent has obtained majority ownership of the Common Stock. The Articles provide for a classified Board of Directors, consisting of three classes of directors serving staggered three-year terms. Directors of Fleet may only be removed for cause and only (a) by a vote of the holders of 80% of the outstanding shares of Fleet stock entitled to vote thereon voting separately as a class at a meeting called for that purpose or (b) by a vote of a majority of the Continuing Directors and a majority of the Board of Directors as constituted at that time. Vacancies on the Board of Directors, whether due to resignation, death, incapacity or an increase in the number of directors, may only be filled by the Board, acting by a vote of 80% of the directors then in office. The Articles provide that the number of directors of Fleet (exclusive of directors to be elected by the holders of any one or more series of the Preferred Stock voting separately as a class or classes) that shall constitute the Board of Directors shall be 13, unless otherwise determined by resolution adopted by a super majority vote (80%) of the Board of Directors and a majority of the Continuing Directors. Pursuant to such an adopted resolution, the number of directors that may serve is currently fixed at 20, except in the event that quarterly dividends are not paid on non-voting Preferred Stock as described above, and may only be increased by the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors. A super majority vote (80%) of the Board of Directors, a majority vote of the Continuing Directors and a super majority vote (80%) of the outstanding shares of Fleet stock entitled to vote thereon voting separately as a class are required to amend any of these provisions.

                            DESCRIPTION OF WARRANTS

    Fleet may issue Warrants for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently or together with Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between Fleet and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the Commission in connection with the offering of such Warrants.

    The Prospectus Supplement relating to any particular issue of Preferred Stock Warrants or Common Stock Warrants will describe the terms of such Warrants, including the following: (a) the title of such Warrants; (b) the offering price for such Warrants, if any; (c) the aggregate number of such Warrants; (d) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Warrants; (e) if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security; (f) if applicable, the date from and after which such Warrants and any Securities issued therewith will be separately transferable; (g) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time; (j) information with respect to book-entry procedures, if any;
(k) the currency or currency units in which the offering price, if any, and the exercise price are payable; (l) if applicable, a discussion of material United States federal income tax considerations; (m) the antidilution provisions of such Warrants, if any; (n) the redemption or call provisions, if any, applicable to such Warrants; and (o) any additional terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

    Fleet may sell Securities to or through underwriters, and also may sell Securities through agents (which are registered broker-dealers or banks) which may be affiliates.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities. Certain restrictions relating to the distribution of Securities in connection with an International Offering will be set forth in the applicable Prospectus Supplement.

    In connection with the sale of Securities, underwriters or agents acting on Fleet's behalf may receive compensation from Fleet or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Act and any discounts or commissions received by them and any profits on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter will be identified and any such compensation will be described in the applicable Prospectus Supplement.

    Under agreements which may be entered into by Fleet, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by Fleet against certain liabilities, including liabilities under the Act, and to certain rights of contribution from Fleet.

    If so indicated in the applicable Prospectus Supplement, Fleet will authorize underwriters or other persons acting as Fleet's agents to solicit offers by certain institutions to purchase Preferred Stock, Depositary Shares or Warrants from Fleet pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates stated in the applicable Prospectus Supplement. Each such contract will be for an amount not less than, and the aggregate amount of such securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Fleet. The obligations of any purchaser under any such contract will not be subject to any condition except that (1) the purchase of the Preferred Stock, Depositary Shares or Warrants shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (2) if the Preferred Stock, Depositary Shares or Warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Preferred Stock, Depositary Shares or Warrants not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

    Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, Fleet or one or more of its affiliates in the ordinary course of business.

                                    EXPERTS

    The consolidated financial statements of Fleet contained in Fleet's Current Report on Form 8-K dated May 5, 1998, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein (and elsewhere in the Registration Statement) and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    The validity of the Securities offered hereby will be passed upon for Fleet by Edwards & Angell, LLP, One BankBoston Plaza, Providence, Rhode Island 02903.
V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet National Bank, a wholly-owned subsidiary of Fleet, and beneficially owns 4,052 shares of Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET OR BY ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS

Available Information..........................          2

Incorporation of Certain Documents by
  Reference....................................          2

Fleet Financial Group, Inc. ...................          3

Consolidated Ratios of Earnings to Fixed
  Charges and Dividends on Preferred Stock.....          7

Use of Proceeds................................          7

Description of Preferred Stock.................          8

Description of Depositary Shares...............         13

Description of Existing Preferred Stock........         16

Description of Common Stock....................         22

Selected Provisions in the Articles of Fleet...         24

Description of Warrants........................         25

Plan of Distribution...........................         26

Experts........................................         26

Legal Opinions.................................         27


                                 $2,336,868,750


                                     [LOGO]

                                FLEET FINANCIAL
                                  GROUP, INC.
                                   ----------
                                PREFERRED STOCK
                                  COMMON STOCK
                                   PROSPECTUS
                               -----------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS SUPPLEMENT DATED
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)
                                     [LOGO]
                                  PREFERRED SECURITIES
                             FLEET CAPITAL TRUST V
                               % PREFERRED SECURITIES

                 (LIQUIDATION AMOUNT $  PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                          FLEET FINANCIAL GROUP, INC.
                                ---------------

    The    % Preferred Securities (the "Preferred Securities") offered hereby constitute a series of preferred securities of, and represent undivided preferred beneficial interests in the assets of, Fleet Capital Trust V, a statutory business trust formed under the laws of the State of Delaware ("Fleet Capital" or the "Trust"). Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), will own all of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities"), representing undivided beneficial interests in the assets of Fleet Capital. Fleet Capital exists for the sole purpose of issuing the Trust
Securities and investing the proceeds thereof in an equivalent amount of    %
Junior Subordinated Deferrable Interest Debentures due 2028 (the "Junior Subordinated Debentures") of Fleet. The Junior Subordinated Debentures will
mature on                , 2028 (the "Stated Maturity").

                           --------------------------
                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

    Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE"). If approved for listing, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                 RELATES. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                                                               UNDERWRITING      PROCEEDS TO THE
                                                        PRICE TO PUBLIC(1)    COMMISSION(2)        TRUST(3)(4)
Per Preferred Security................................          $                  (3)                  $
Total.................................................          $                  (3)                  $

(1) Plus accrued distributions, if any, from                , 1998.

(2) Fleet Capital and Fleet have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures, Fleet has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $    per Preferred Security (or $       in the aggregate). See
    "Underwriting."

(4) Before deducting expenses of the offering which are payable by Fleet
    estimated at $      .

                           --------------------------

    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form
through the facilities of The Depository Trust Company, on or about           ,
1998.

                           --------------------------

                           --------------------------

        The date of this Prospectus Supplement is                , 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The Junior Subordinated Debentures when issued will be unsecured obligations of Fleet and will be subordinate and junior in right of payment to certain other indebtedness of Fleet, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments of distributions and payments upon redemption, liquidation and otherwise.

    The Preferred Securities will be represented by global Preferred Securities registered in the name of the nominee of The Depository Trust Company (the "DTC"). Interests in the global Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided herein, Preferred Securities in definitive form will not be issued. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    % of the liquidation amount of $  per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing                , 1998 ("distributions"). The payment of
distributions out of moneys held by Fleet Capital and payments on liquidation of Fleet Capital or the redemption of Preferred Securities, as set forth below, are guaranteed by Fleet (the "Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Preferred Securities if and to the extent that Fleet Capital has funds available therefor, which will not be the case unless Fleet has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by Fleet Capital as its sole asset. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of Fleet Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors-- Rights Under the Guarantee" herein. The obligations of Fleet under the Guarantee are subordinate and junior in right of payment to all other liabilities of Fleet and rank pari passu with the most senior preferred stock issued, from time to time, if any, by Fleet. The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations (each as defined herein) of Fleet, which aggregated approximately $4.6 billion (holding company only) at June 30, 1998, and rank pari passu with Fleet's other general unsecured creditors. In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. The Junior Subordinated Debentures purchased by Fleet Capital may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of Fleet Capital.

    The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of Fleet Capital. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Preferred Securities. If Fleet does not make principal or interest payments on the Junior Subordinated Debentures, Fleet Capital will not have sufficient funds to make distributions on the Preferred Securities. In such event, the Guarantee will not apply to such distributions until Fleet Capital has sufficient funds available therefor.

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of    % percent
per annum compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States federal income tax purposes in advance of the receipt of cash distributions with respect to such deferred interest. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period;" "Risk Factors--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

    The Trust Securities will be subject to mandatory redemption (i) in whole but not in part, on the Stated Maturity upon repayment of the Junior
Subordinated Debentures, (ii) in whole or in part, on or after                ,
2003, contemporaneously with the optional prepayment by Fleet of the Junior Subordinated Debentures and (iii) in whole but not in part, at any time prior to
               , 2003, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein), in each case at a redemption price of $ per Trust Security, plus accrued and unpaid distributions thereon. The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) in whole or in part, from time to time, on or after
               , 2003 or (ii) at any time prior to                , 2003, in
whole but not in part, upon the occurrence and continuation of a Special Event (as defined herein), in either case at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment. See "Description of the Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    Fleet will have the right at any time to liquidate Fleet Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Fleet has no present intention to take such action, principally because the Junior Subordinated Debentures, unlike the Preferred Securities, would not be considered "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Distribution of the Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures."

    Any such redemption or distribution of the Junior Subordinated Debentures may require the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if such approval is then required under applicable law, rules, guidelines or policies.

    In the event of the involuntary or voluntary dissolution, winding-up or termination of Fleet Capital, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $ plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                                  RISK FACTORS

    Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED
  DEBENTURES

    Fleet's obligations under the Guarantee are unsecured and rank subordinate and junior in right of payment to all liabilities of Fleet and rank pari passu with the most senior preferred stock issued, if any, from time to time by Fleet. The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet and rank pari passu with obligations to or rights of Fleet's other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. As of June 30, 1998, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $4.6 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit Fleet's ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus, and "Description of the Junior Subordinated Debentures--Subordination" herein.

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

    The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent Fleet Capital has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by Fleet Capital, to the extent Fleet Capital has funds available therefor, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of Fleet Capital (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent Fleet Capital has funds available therefor, and (b) the amount of assets of Fleet Capital remaining available for distribution to holders of the Preferred Securities in liquidation of Fleet Capital. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce such holders' rights under the Guarantee without first instituting a legal proceeding against Fleet Capital, the Guarantee Trustee or any other person or entity. If Fleet were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures or otherwise, Fleet Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined in "Fleet Capital" herein) of its rights as registered holder of the Junior Subordinated Debentures against Fleet pursuant to the terms of the Junior Subordinated Debentures or (2) by such holder of its right against Fleet to enforce payments on the Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing, and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, the rights of Fleet, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but would continue
to accrue, despite such deferral, with interest thereon at an annual rate of   %
per annum compounded quarterly) by Fleet Capital during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any Extension Period, (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than

(a) purchases or acquisitions of shares of the common stock, par value $0.01 per share, of Fleet (the "Fleet Common Stock") in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet's capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

    Should Fleet exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Fleet Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Fleet has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should Fleet determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Fleet's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Sales of Preferred Securities."

REDEMPTION OR DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Fleet will have the right at any time to terminate Fleet Capital and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. In certain circumstances, Fleet shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event Fleet Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by Fleet. Any such distribution or redemption may require prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies. See "Description of the Preferred Securities-- Redemption."

    Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of Fleet Capital would not be a taxable event to holders of the Preferred Securities. If, however, Fleet Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of Fleet Capital, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Preferred Securities. Moreover, upon occurrence of a Special Event, a dissolution of Fleet Capital in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal

Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of Fleet Capital."

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Fleet Capital were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities--Redemption," "--Distribution of the Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures."

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Fleet Capital Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

TRADING PRICE

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are treated as issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

    The Preferred Securities constitute a new issue of securities of Fleet Capital with no established trading market. Application will be made to list the Preferred Securities on the NYSE. If approved for listing, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. There can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Underwriters have indicated to Fleet and Fleet Capital that they intend to make a market in the Preferred Securities, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving Fleet that may adversely affect such holders. See "Description of the Junior Subordinated Debentures--General."

                          FLEET FINANCIAL GROUP, INC.

    THIS SECTION REPLACES THE SECTION ENTITLED "FLEET FINANCIAL GROUP, INC." IN THE ACCOMPANYING PROSPECTUS.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At June 30, 1998, Fleet was the tenth largest bank holding company in the United States, with total assets of $100.7 billion, total deposits of $67.0 billion and stockholders' equity of $8.9 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its banking subsidiaries, and also provides, through its other subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

HOLDING COMPANY

    Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at June 30, 1998, Fleet's banking subsidiaries could have declared additional dividends of approximately $842 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Govenors of the Federal Reserve Systems (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to a priority of payment.

                             SECOND QUARTER RESULTS

    Fleet reported net income of $393 million, or $1.29 per diluted share, for the second quarter of 1998, a 13% increase compared with $347 million, or $1.17 per diluted share, earned in the second quarter of

1997. Return on assets and return on common equity for the second quarter of 1998 were 1.59% and 19.0%, respectively. Net income before merger related charges for the first six months of 1998 were $760 million, or $2.50 per diluted share, a 12% increase compared with $681 million, or $2.26 per diluted share for the first six months of 1997. Year to date return on assets and return on common equity were 1.60% and 18.6%, respectively. Net income for the first half of 1998 was $716 million including merger-related charges for the acquisitions of Quick & Reilly and the credit card operations of Advanta.

    Net interest income totaled $981 million during the second quarter of 1998, up $48 million from the second quarter of 1997. The increase is principally attributable to the acquisition of Advanta in the first quarter and growth in Fleet's earning assets. Fleet reported a net interest margin of 4.60%. Net interest income for the first half of 1998 was $1.9 billion, an increase of $68 million over the same period in 1997.

    Noninterest income in the second quarter totaled $809 million, an increase of $209 million, or 35%, from the same period in 1997. Investment services revenue increased 34% to $220 million in the second quarter, driven by the acquisitions of Quick & Reilly and Columbia, as well as strong sales of mutual fund products and appreciation in the equity markets. Capital markets revenue climbed 65% to $107 million compared to the second quarter of 1997 as venture capital revenue increased $29 million, coupled with increased volume in brokerage market-making revenue and sales of foreign exchange and interest rate products. Credit card revenue increased $83 million over the prior year's second quarter, which is attributable to the Advanta acquisition. Noninterest income for the first six months of 1998 totaled $1.5 billion, an increase of 24% over the $1.2 billion earned in the comparable period in 1997. This increase was driven by the acquisition of Advanta, which has added $141 million of revenue, as well as strong growth in revenues from investment services and capital markets revenues.

    Noninterest expense in the second quarter of 1998 increased $147 million from the second quarter of 1997 to $1.0 billion, primarily the result of the acquisitions of Advanta and Columbia Management Company. Fleet reported an efficiency ratio of 56.8%. Noninterest expense for the first half of 1998 amounted to $1.9 billion compared to $1.8 billion for the same period in 1997, as Advanta has incrementally added $130 million of expenses.

    Total assets at June 30, 1998 were $100.7 billion, including total loans of $66.8 billion, compared with $87.6 billion of total assets and $59.2 billion of loans at June 30, 1997. Stockholders' equity amounted to $8.9 billion at June 30, 1998.

                                 FLEET CAPITAL

    THIS SECTION SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH, REPLACES THE SECTION ENTITLED "THE TRUSTS" IN THE ACCOMPANYING PROSPECTUS.

    Fleet Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of November 1, 1996, executed by Fleet, as sponsor (the "Sponsor"), and the trustees of Fleet Capital (the "Fleet Capital Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 1, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." Fleet will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of Fleet Capital. Fleet Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of Fleet Capital, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, the number of Fleet Capital Trustees will initially be five. Three of the Fleet Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Fleet. The fourth trustee will be a financial institution that is unaffiliated with Fleet, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, The First National Bank of Chicago will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture (as defined herein). The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, First Chicago Delaware Inc., an affiliate of the Institutional Trustee, will act as Delaware Trustee. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus and "Description of the Preferred Securities--Voting Rights" herein.

    The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Institutional Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Institutional Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Fleet, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Fleet Capital Trustee and to increase or decrease the number of Fleet Capital Trustees. Fleet will pay all fees and expenses related to Fleet Capital and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Business Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                          FLEET FINANCIAL GROUP, INC.

The following unaudited consolidated summary sets forth selected financial data for Fleet and its subsidiaries for the six months ended June 30, 1998 and 1997 and for each of the years in the five-year period ending December 31, 1997. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents. See "Incorporation of Certain Documents by Reference." The summary for the six months ended June 30, 1998 and 1997 is based on unaudited financial statements which include all adjustments that, in the opinion of management of Fleet, are necessary for a fair presentation of the results of the respective interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results expected for 1998 or any other interim period. All data has been restated to reflect the Quick & Reilly acquisition, accounted for as a pooling of interests. Certain amounts in prior periods have been reclassified to conform to current-year presentation.

                                 SIX MONTHS ENDED
                                     JUNE 30,                                 YEAR ENDED DECEMBER 31,
                         ---------------------------------     -----------------------------------------------------
                              1998               1997               1997               1996               1995
                         --------------     --------------     --------------     --------------     ---------------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY
OF OPERATIONS:
  Interest income
    (fully taxable
    equivalent)......    $        3,328     $        3,015     $        6,130     $        6,064     $         6,257
  Interest expense...             1,409              1,164              2,391              2,566               3,139
  Net interest income
    (fully taxable
    equivalent)......             1,919              1,851              3,739              3,498               3,118
  Provision for
    credit losses....               210                148                322                213                 101
  Net interest income
    after provision
    for credit
    losses...........             1,709              1,703              3,417              3,285               3,017
  Noninterest
    income...........             1,504              1,388              2,631              2,333               1,939
  Noninterest
    expense..........             2,014              1,929              3,715              3,512               3,755
  Net income.........               716(d)             681              1,367              1,221                 679(a)

EARNINGS PER COMMON
SHARE:
  Basic..............    $         2.43(d)  $         2.33     $         4.73     $         4.04     $          1.83(a)
  Diluted............              2.35(d)            2.26               4.59               3.96                1.70(a)
  Weighted average
    basic shares
    outstanding......       283,993,709        278,204,190        275,978,241        284,448,131         265,459,028
  Weighted average
    diluted shares
    outstanding......       293,999,643        286,067,372        284,302,405        290,012,987         285,995,539
  Book value per
    common share.....    $        28.78     $        24.11     $        27.36     $        24.08     $         22.03
  Cash dividends
    declared per
    common share.....              0.98               0.90               1.84               1.74                1.63
  Common dividend
    payout ratios....             39.80%             35.34%             36.32%             40.64%              79.22%

RATIO OF EARNINGS TO
FIXED CHARGES:
  Excluding interest
    on deposits......              3.27x              4.12x              3.90x              3.38x               1.79x
  Including interest
    on deposits......              1.83               1.96               1.94               1.79                1.36

RATIO OF EARNINGS TO
FIXED CHARGES AND
DIVIDENDS ON
PREFERRED STOCK:
  Excluding interest
    on deposits......              3.09               3.71               3.57               3.10                1.76
  Including interest
    on deposits......              1.80               1.92               1.90               1.76                1.36

CONSOLIDATED BALANCE
SHEET--
    AVERAGE BALANCES:
  Total assets.......    $       95,511     $       86,494     $       86,660     $       86,738     $        86,241
  Securities held to
    maturity(c)......             1,232              1,129              1,167              1,045               7,736
  Securities
    available for
    sale(c)..........             9,346              7,324              7,507             10,287              12,779
  Loans, net of
    unearned
    income...........            64,476             59,853             60,076             57,046              52,164
  Due from
   brokers/dealers...             4,118              2,623              2,884              2,179               1,927
  Interest-bearing
    deposits.........            49,967             48,052             47,514             47,334              43,120
  Short-term
    borrowings.......             7,966              4,572              5,266              6,351              14,807
  Due to
   brokers/dealers...             4,867              3,053              3,463              2,645               2,341
  Long-term
    debt/subordinated
    notes
    and debentures...             5,214              4,806              4,608              5,486               6,581
  Stockholders'
    equity...........             8,649              7,522              7,589              7,369               6,863


                            1994               1993
                       --------------     --------------

CONSOLIDATED SUMMARY
OF OPERATIONS:
  Interest income
    (fully taxable
    equivalent)......  $        5,389     $        5,154
  Interest expense...           2,245              1,956
  Net interest income
    (fully taxable
    equivalent)......           3,144              3,198
  Provision for
    credit losses....              65                327
  Net interest income
    after provision
    for credit
    losses...........           3,079              2,871
  Noninterest
    income...........           1,654              1,833
  Noninterest
    expense..........           3,221              3,479
  Net income.........             890                859(b)
EARNINGS PER COMMON
SHARE:
  Basic..............  $         3.25     $         3.18(b)
  Diluted............            3.00               2.95(b)
  Weighted average
    basic shares
    outstanding......     264,692,874        258,040,862
  Weighted average
    diluted shares
    outstanding......     285,973,026        278,419,490
  Book value per
    common share.....  $        19.87     $        20.74
  Cash dividends
    declared per
    common share.....            1.40               1.03
  Common dividend
    payout ratios....           35.86%             23.97%
RATIO OF EARNINGS TO
FIXED CHARGES:
  Excluding interest
    on deposits......            2.30x              2.39x
  Including interest
    on deposits......            1.64               1.58
RATIO OF EARNINGS TO
FIXED CHARGES AND
DIVIDENDS ON
PREFERRED STOCK:
  Excluding interest
    on deposits......            2.24               2.31
  Including interest
    on deposits......            1.62               1.57
CONSOLIDATED BALANCE
SHEET--
    AVERAGE BALANCES:
  Total assets.......  $       82,143     $       77,763
  Securities held to
    maturity(c)......           8,787              7,735
  Securities
    available for
    sale(c)..........          16,923             14,140
  Loans, net of
    unearned
    income...........          44,754             43,917
  Due from
   brokers/dealers...           1,606              1,611
  Interest-bearing
    deposits.........          40,113             39,766
  Short-term
    borrowings.......          15,807             13,268
  Due to
   brokers/dealers...           1,821              1,759
  Long-term
    debt/subordinated
    notes
    and debentures...           5,383              5,039
  Stockholders'
    equity...........           6,019              5,516

                                 SIX MONTHS ENDED
                                     JUNE 30,                                 YEAR ENDED DECEMBER 31,
                         ---------------------------------     -----------------------------------------------------
                              1998               1997               1997               1996               1995
                         --------------     --------------     --------------     --------------     ---------------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED RATIOS:
  Net interest margin
    (fully taxable
    equivalent)......              4.67%              5.03%              5.01%              4.68%               4.03%
  Return on average
    assets...........              1.51(d)            1.59               1.58               1.40                0.79(a)
  Return on average
    common
    stockholders'
    equity...........             17.51(d)           19.65              19.30              17.68                9.93(a)
  Average
    stockholders'
    equity to average
    assets...........              9.06               8.70               8.76               8.50                7.96
  Tier 1 risk-based
    capital ratio....              6.80               7.28               7.26               7.70                7.60
  Total risk-based
    capital ratio....             10.85              10.76              10.71              11.27               11.16
  Period-end reserve
    for credit losses
    to period-end
    loans net of
    unearned
    income...........              2.32               2.44               2.29               2.49                2.51
  Net charge-offs to
    average loans,
    net of unearned
    income...........              0.66               0.65               0.63               0.65                0.58
  Period-end
    nonperforming
    assets to
    period-end loans,
    net of unearned
    income, and other
    real estate
    owned............              0.50(e)            0.90(e)            0.66(e)            1.21(e)             0.95(e)


                            1994               1993
                       --------------     --------------

CONSOLIDATED RATIOS:
  Net interest margin
    (fully taxable
    equivalent)......            4.23%              4.52%
  Return on average
    assets...........            1.08               1.11(b)
  Return on average
    common
    stockholders'
    equity...........           15.74              17.26(b)
  Average
    stockholders'
    equity to average
    assets...........            7.33               7.09
  Tier 1 risk-based
    capital ratio....            9.15              10.35
  Total risk-based
    capital ratio....           12.82              14.65
  Period-end reserve
    for credit losses
    to period-end
    loans net of
    unearned
    income...........            3.20               3.76
  Net charge-offs to
    average loans,
    net of unearned
    income...........            0.53               1.33
  Period-end
    nonperforming
    assets to
    period-end loans,
    net of unearned
    income, and other
    real estate
    owned............            1.63               2.33


------------------------
(a) Includes impact of the loss on assets held for sale or accelerated disposition ($175 million pre-tax) and merger-related charges ($490 million pre-tax) recorded in 1995. Excluding these special charges, return on average common stockholders' equity and return on average assets would have been 16.55% and 1.29%, respectively, while net income and earnings per share would have been $1,108 million and $3.90, respectively.

(b) Includes impact of cumulative effect of change in accounting method of $53 million in 1993.

(c) Effective January 1, 1994, Fleet adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The standard requires that securities available for sale be reported at fair value, with unrealized gains or losses reflected as a separate component of stockholders' equity. In connection with the adoption of FASB Statement No. 115, Fleet transferred securities netting to $345 million from the held to maturity portfolio to the available for sale portfolio. During the fourth quarter of 1995, Fleet reclassified substantially all of its securities held to maturity to securities available for sale as the FASB permitted a one-time opportunity for institutions to reassess the appropriateness of the designations of all securities.


(d) Includes impact of merger-related charges ($73 million pre-tax, $44 million post-tax) recorded in the first quarter of 1998. Excluding these merger-related charges, return on average common stockholders' equity and return on average assets would have been 18.62% and 1.60%, respectively, while net income, basic earnings per share and diluted earnings per share would have been $760 million, $2.59 and $2.50, respectively.



(e) Excludes $147 million, $249 million, $214 million, $265 million and $317 million of nonperforming assets reclassified to held for sale or accelerated disposition at June 30, 1998 and 1997 and December 31, 1997, 1996 and 1995, respectively. Including such amounts, the ratios would have been .72%, 1.32%, 1.01%, 1.65% and 1.55% at June 30, 1998 and 1997 and December 31,
    1997, 1996 and 1995, respectively.

                                 CAPITALIZATION

    The following table sets forth the actual consolidated capitalization of Fleet and its subsidiaries at June 30, 1998, and Fleet's capitalization as of such date as adjusted to reflect (i) the sale of the Preferred Securities offered hereby and (ii) the issuance by Fleet on July 10, 1998 of $250 million principal amount of 6.70% Subordinated Debentures Due 2028. The table should be read in conjunction with Fleet's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference".

                                                                                             ACTUAL    AS ADJUSTED
                                                                                           ----------  -----------
                                                                                              AT JUNE 30, 1998
                                                                                           -----------------------

                                                                                            (DOLLARS IN MILLIONS)

Senior and subordinated debt.............................................................  $    5,050   $   5,300
Company-obligated mandatorily redeemable preferred securities
 of Fleet Capital Trust I(1).............................................................          84          84
Company-obligated mandatorily redeemable capital securities
 of Fleet Capital Trust II(2)............................................................         250         250
Company-obligated mandatorily redeemable preferred securities
 of Fleet Capital Trust III(3)...........................................................         120         120
Company-obligated mandatorily redeemable preferred securities
 of Fleet Capital Trust IV(4)............................................................         150         150
Company-obligated mandatory redeemable preferred securities
 of Fleet Capital Trust V(5).............................................................      --
                                                                                           ----------  -----------
Total long-term debt.....................................................................       5,654

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value.........................................................         691         691
Common stock, $.01 par value.............................................................           3           3
Common surplus...........................................................................       3,299       3,299
Retained earnings........................................................................       4,851       4,851
Accumulated other comprehensive income...................................................         105         105
Treasury stock...........................................................................         (88)        (88)
                                                                                           ----------  -----------
Total stockholders' equity...............................................................       8,861       8,861
                                                                                           ----------  -----------
Total long-term debt and stockholders' equity............................................      14,515
                                                                                           ----------  -----------
                                                                                           ----------  -----------

------------------------

(1) Issued on February 4, 1997. The sole assets of Fleet Capital Trust I are 8.00% Junior Subordinated Deferrable Interest Debentures due 2027 with a principal amount of approximately $86.3 million. Such debentures mature on February 15, 2027, which may be (i) shortened to a date not earlier than April 15, 2001 or (ii) extended to a date not later than February 15, 2046. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the preferred securities are mandatorily redeemable.

(2) Issued on December 11, 1996. The sole assets of Fleet Capital Trust II are 7.92% Junior Subordinated Deferrable Interest Debentures due 2026 with a principal amount of approximately $257.7 million. Such debentures mature on December 11, 2026. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the capital securities are mandatorily redeemable.

(3) Issued on January 29, 1998. The sole assets of Fleet Capital Trust III are 7.05% Junior Subordinated Deferrable Interest Debentures due 2028 with a principal amount of approximately $123.7 million. Such debentures mature on March 31, 2028. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the preferred securities are mandatorily redeemable.

(4) Issued on April 28, 1998. The sole assets of Fleet Capital IV are 7.17% Junior Subordinated Deferrable Interest Debentures with a principal amount of approximately $154.6 million. Such debentures will bear interest at the rate of 7.17% per annum and will mature on March 31, 2028. Fleet owns all of the Common Securities of such trust. Upon redemption of such debentures, the preferred securities are mandatorily redeemable.

(5) As described herein, the sole assets of Fleet Capital will be the Junior Subordinated Debentures with a principal amount of approximately
    $   million. The Junior Subordinated Debentures will bear interest at the
    rate of    % per annum and will mature on        , 2028. Fleet owns all of
    the Common Securities of Fleet Capital. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemable.

                              ACCOUNTING TREATMENT

    The financial statements of Fleet Capital will be consolidated into Fleet's consolidated financial statements, with the Preferred Securities classified as a component of long-term debt of Fleet. The financial statement footnotes of Fleet
will reflect that the sole asset of Fleet Capital will be $     million
principal amount of the Junior Subordinated Debentures, bearing interest at    %
and maturing on         , 2028. All future reports filed by Fleet under the
Exchange Act will present information regarding Fleet Capital and other similar Fleet trusts in the manner described above. In addition, a footnote to Fleet's audited financial statements will be added to reflect that (i) Fleet Capital and such other trusts are wholly-owned by Fleet; (ii) the sole assets of Fleet Capital are the Junior Subordinated Debentures and the sole assets of such other trusts will be junior subordinated debentures, in each case specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held; and (iii) the Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debenture and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital (other than with respect to the Trust Securities), and the corresponding obligations of Fleet with respect to such other trusts, provide a full and unconditional guarantee of amounts on the Preferred Securities and the preferred securities issued by such other trusts. See "Capitalization."

                                USE OF PROCEEDS

    THIS SECTION SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH, REPLACES THE SECTION ENTITLED "USE OF PROCEEDS" IN THE ACCOMPANYING PROSPECTUS.

    Fleet Capital will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debentures from Fleet. Fleet intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities, which supplements, and to the extent inconsistent, replaces, the description set forth under the caption "Description of the Capital Securities" in the accompanying Prospectus. Such summary, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of Fleet Capital the Trust Securities, which represent undivided beneficial interests in the assets of Fleet Capital. All of the Common Securities will be owned, directly or indirectly, by Fleet. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by Fleet Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by Fleet Capital. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by Fleet Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Fleet Capital, and payments upon redemption of the Preferred Securities or liquidation of Fleet Capital, are guaranteed by Fleet to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee will be held by The First National Bank of Chicago, as Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when Fleet Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures except in the circumstances in which there is a default in the payment of distributions, including when Fleet Capital does not have sufficient available funds to pay such distribution, in which case the holder may take Direct Action. See "Voting Rights" and "Declaration Events of Default" below.

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $  per Preferred Security
(equivalent to $      per annum). Distributions in arrears for more than one
quarter will bear interest thereon at such rate, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will accrue
from           , 1998, and, except as otherwise described below, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing         , 1998, when, as and if available for payment. The
initial distribution will be $     per Preferred Security and will be payable on
        , 1998.

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior

Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would
continue to accrue with interest thereon at an annual rate of    % percent per
annum compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, and such period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. In the event that Fleet exercises this right, then (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to such Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued but unpaid interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that Fleet Capital has funds available for the payment of such distributions in the Property Account. Fleet Capital's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Fleet on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by Fleet Capital is guaranteed by Fleet to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Fleet Capital on the relevant record dates, which will be, as long as the Preferred Securities remain in book-entry form, one Business Day prior to the relevant payment date and, in the event the Preferred Securities are not in book-entry form, the 15th day of the month in which the relevant payment date occurs. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of Fleet having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless Fleet has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid through the

Institutional Trustee, who will hold amounts received in respect of the Junior Subordinated Debentures in the Institutional Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) or Chicago, Illinois are permitted or required by any applicable law to close.

REDEMPTION

    The Stated Maturity of the Junior Subordinated Debentures is         , 2028.
Upon the repayment of the Junior Subordinated Debentures at maturity, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid at a redemption price of $ per Trust Security, plus accrued and unpaid distributions thereon. Moreover, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) in whole or in part, from time to
time, on or after         , 2003 or (ii) at any time prior to         , 2003, in
whole but not in part, upon the occurrence and continuation of a Special Event, in either case at the Prepayment Price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment. See "Description of the Junior Subordinated Debentures--Optional Prepayment." Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Junior Subordinated Debentures--Optional Prepayment." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Book-Entry Only Issuance--The Depository Trust Company" below. Any such redemption may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

REDEMPTION PROCEDURES

    Fleet Capital may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If Fleet Capital gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that Fleet has paid to Fleet Capital a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If Fleet fails to repay Junior Subordinated Debentures on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by Fleet Capital or by Fleet pursuant to the Guarantee described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus, distributions on such Preferred Securities will continue to accrue to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    Fleet Capital shall not be required to (i) issue, or register the transfer or exchange of, any Trust Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Trust Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption and (ii) register the transfer or exchange of any Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Securities being redeemed in part.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance--The Depository Trust Company."

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board), Fleet or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Fleet will have the right at any time to liquidate Fleet Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to cause the Junior Subordinated Debentures to be listed on the NYSE or on such other exchanges as the Preferred Securities are then listed.

    On the date for any distribution of Junior Subordinated Debentures upon dissolution of Fleet Capital, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Trust Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to Fleet or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of Fleet Capital were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any other voluntary or involuntary liquidation, dissolution, winding-up or termination of Fleet Capital (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of Fleet Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $ per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Fleet Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Fleet Capital on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, Fleet Capital shall terminate (i) on          ,
2052, the expiration of the term of Fleet Capital, (ii) upon the bankruptcy of Fleet or Fleet Capital, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Fleet, the filing of a certificate of cancellation with respect to Fleet Capital after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities, voting together as a single class to file such certificate of cancellation, or the revocation of the charter of Fleet and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debentures to the holders of the Trust Securities, (v) upon the entry of a decree of a judicial dissolution of Fleet or Fleet Capital, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a Declaration Event of Default with respect to the Preferred Securities is waived by holders of Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, the rights of Fleet, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Fleet and Fleet

Capital are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Business Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities
Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, Fleet Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax Fleet Capital will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Fleet Capital to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Fleet or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Fleet, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Book-Entry Only Issuance--The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Fleet as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of Fleet Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause Fleet Capital to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause Fleet Capital to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    Fleet Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. Fleet Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if Fleet Capital is not the survivor, such successor entity either (a) expressly assumes all of the obligations of Fleet Capital under the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Fleet expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of Fleet Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, Fleet has received an opinion of a nationally recognized independent counsel to Fleet Capital experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation or replacement, neither Fleet Capital nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Fleet guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, Fleet Capital shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Fleet Capital or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates (each a "Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a direct or indirect custodial relationship with, a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised Fleet that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants and which will be legended to give notice of such Declaration Event of Default.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, Fleet Capital or Fleet, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of Fleet Capital, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Fleet, Fleet Capital nor the Trustees will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to Fleet Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, Fleet Capital (with the consent of Fleet) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, Fleet will appoint a paying agent with respect to the Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

PAYMENT

    Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the records of Fleet's registrar and transfer agent.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    First Chicago Trust Company of New York will act as registrar, transfer agent and paying agent (the "Paying Agent") for the Preferred Securities. The Paying Agent shall be permitted to resign as Paying

Agent upon 30 days' written notice to the Regular Trustees. In the event that First Chicago Trust Company of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor bank or trust company to act as Paying Agent.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Fleet Capital, but upon payment (with the giving of such indemnity as Fleet Capital or Fleet may require) in respect of any tax or other government charges which may be imposed in relation to it.

    Fleet Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture. Fleet and certain of its subsidiaries conduct certain banking transactions with the Institutional Trustee in the ordinary course of their business.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate Fleet Capital in such a way so that Fleet Capital will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Fleet is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of Fleet for United States federal income tax purposes. In this connection, Fleet and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Fleet Capital or the articles of incorporation of Fleet, that each of Fleet and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

    Pursuant to the Guarantee, Fleet will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by Fleet Capital, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by Fleet Capital), as and when due, regardless of any defense, right of setoff or counterclaim which Fleet Capital may have or assert. Fleet's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Fleet to the holders of Preferred Securities or by causing Fleet Capital to pay such amounts to such holders. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital (other than with respect to the Trust Securities) provides a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Guarantee Trustee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which Fleet Capital will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures." While the following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus
and the Indenture, dated as of         , 1998 (the "Base Indenture"), between
Fleet and The First National Bank of Chicago as Trustee (the "Debt Trustee"), as
supplemented by a First Supplemental Indenture, dated as of         , 1998 (the
Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, all material terms of the Junior Subordinated Debentures are set forth herein and in the accompanying Prospectus. Certain capitalized terms used herein are defined in the Indenture.

GENERAL

    The Junior Subordinated Debentures will be issued as unsecured indebtedness of Fleet under the Indenture. The Junior Subordinated Debentures will be limited
in aggregate principal amount to $           , such amount being the sum of the
aggregate stated liquidation value of the Trust Securities.

    The Junior Subordinated Debentures are not subject to any sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any,         , 2028.

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Fleet Capital, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $ and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Institutional Trustee in New York, New York; provided, that payment of interest may be made at the option of Fleet by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving Fleet that may adversely affect such holders.

SUBORDINATION

    The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet (each as defined herein) and rank pari passu with and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. In addition, no payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. Upon any distribution of assets of Fleet to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of Fleet. Upon any payment or distribution of assets of Fleet to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Fleet, the holders of all Senior Indebtedness and the holders of Other Financial Obligations will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive and retain any payment in respect of the principal of, or interest on, the Junior Subordinated Debentures.

    The term "Senior Indebtedness" means, with respect to Fleet, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of Fleet for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Fleet, (ii) all capital lease obligations of Fleet, (iii) all obligations of Fleet issued or assumed as the deferred purchased price of property, all conditional sale obligations of Fleet and all obligations of Fleet under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of Fleet for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Fleet is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Fleet (whether or not such obligation is assumed by Fleet), except that Senior Indebtedness shall not include (i) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Junior Subordinated Debentures and (ii) any indebtedness between and among Fleet or its affiliates, including all other debt securities and guarantees in respect to those debt securities, issued to (a) any other Fleet Capital Trust (as defined in the accompanying Prospectus) or a trustee of such Fleet Capital Trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Fleet that is a financing vehicle of Fleet (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

    The term "Other Financial Obligations" means all obligations of Fleet to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (a) obligations on account of Senior Indebtedness and (b) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Junior Subordinated Debentures.

    Upon satisfaction of all claims of all Senior Indebtedness and Other Financial Obligations then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness and Other Financial Obligations of Fleet to receive payments or distributions applicable to Senior Indebtedness and Other Financial Obligations until all amounts owing on the Junior Subordinated Debentures are paid in full. Such Senior Indebtedness and Other Financial Obligations shall continue to be Senior Indebtedness and Other Financial Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness or Other Financial Obligations.

    The Indenture does not limit the aggregate amount of Senior Indebtedness or Other Financial Obligations that may be issued or entered into by Fleet. As of June 30, 1998, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $4.6 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors.

OPTIONAL PREPAYMENT

    The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) in whole or in part, from time to time, on
or after         , 2003 or (ii) at any time prior to         , 2003, in whole
but not in part, upon the occurrence and continuation of a Special Event (as defined herein), in either case, upon not less than 30 nor more than 60 days' notice, at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment. Such prepayment may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

    Following such prepayment, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid shall be redeemed by Fleet Capital at a redemption price equal to the Prepayment Price (the "Redemption Price") plus accrued and unpaid distributions through the redemption date.

    A "Special Event" means a Tax Event or a Regulatory Capital Event (each as defined herein), as the case may be.

    A "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) Fleet Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Fleet on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Fleet, in whole or in part, for United States federal income tax purposes, or (iii) Fleet Capital is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" means that Fleet shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of Fleet Capital by Fleet and the treatment thereafter of the Junior Subordinated Debentures as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

INTEREST

    The Junior Subordinated Debentures shall bear interest at the rate of     %
per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest
Payment Date"), commencing            , 1998, to the person in whose name such
Junior Subordinated Debentures is registered on the relevant record date. The record dates for the Junior Subordinated Debentures will be, for so long as the Junior Subordinated Debentures remain in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event the Junior Subordinated Debentures are not in book-entry form, the 15th day of the month in which the relevant Interest Payment Date occurs.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the Stated Maturity, at the end of which Extension Period, Fleet shall pay all interest then accrued and unpaid (including any Additional Interest, as defined herein) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures, and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Fleet may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Fleet has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, Fleet shall give the Regular Trustees, the Institutional Trustee and the Debt Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) if the Junior Subordinated Debentures are then listed, the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Institutional Trustee shall give notice of Fleet's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, Fleet shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) if the Junior Subordinated Debentures are then listed, the date upon which Fleet is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

    If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures, Fleet Capital or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Fleet will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by Fleet Capital and by the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts Fleet Capital and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Events of Default, Waiver and Notice" in the accompanying Prospectus for a description of Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Preferred Securities-- Declaration Events of Default" and "--Voting Rights." If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by Fleet in connection with a Direct Action, Fleet shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by Fleet Capital or the Institutional Trustee, and Fleet shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by Fleet to such holder in any Direct Action. Except as provided in the preceding sentence and in the Guarantee, the holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Fleet Capital, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee (the "Depositary"). Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Fleet Capital, DTC will act as the Depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by Fleet. Fleet may appoint a successor to DTC or any successor Depositary in the event DTC or such successor Depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of Fleet, Fleet Capital, the Institutional Trustee, any paying agent and any other agent of Fleet, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Fleet that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Fleet, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Indenture will provide that Fleet will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of Fleet Capital,
(iii) the retention of the Regular Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

    Fleet will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Fleet; provided that, in the event of any such assignment, Fleet will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of Fleet Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Fleet Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Fleet shall pay all, and Fleet Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of Fleet Capital (other than with respect to the Trust Securities); and

(iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit Fleet Capital to, among other things, engage in any activity that is not consistent with the purposes of Fleet Capital.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Fleet as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by Fleet Capital, Fleet Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that Fleet has made a payment of interest or principal on the Junior Subordinated Debentures held by Fleet Capital as its sole asset. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

    If Fleet fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. Fleet, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If Fleet fails to make payments under the Guarantee, any holder of Preferred Securities may institute a Direct Action against Fleet to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Fleet Capital, the Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    In the opinion of Edwards & Angell, counsel to Fleet and Fleet Capital ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities held as capital assets by a holder who purchases such Preferred Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders to the extent that the ownership of such Preferred Securities are held in connection with the conduct of a trade or business in the United States or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Fleet.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, Fleet Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID) accrued with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under Treasury regulations (the "Regulations") promulgated under the OID provisions of the Code, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Fleet believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent Fleet from declaring dividends on any class of its equity securities. Accordingly, Fleet intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

    Under the Regulations, if Fleet were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even if Fleet does not make actual cash payments during an Extension Period.

    The Regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

    Because income on the Preferred Securities will constitute interest or OID, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF FLEET
  CAPITAL


    Fleet will have the right at any time to liquidate Fleet Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of Fleet Capital would include the period during which the Preferred Securities were held by such holder. If, however, Fleet Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Preferred Securities.


    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities (including a redemption of Preferred Securities) will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities in respect of OID (if any). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

    A "U.S. Holder" is a beneficial owner of Preferred Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or (iv) a trust if, and only if, (x) a court within the

United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States trustees have the authority to control all substantial decisions of the trust.

    Under present United States federal income tax law: (i) payments by Fleet Capital or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Fleet entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Fleet through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to Fleet Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to Fleet Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes Fleet Capital or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

RECENT CHANGES TO INFORMATION REPORTING AND BACKUP WITHHOLDING RULES


    Recently published final Treasury Regulations (the "Final Withholding Regulations") make a number of important changes to the procedures for income tax withholding and certification of eligibility for the portfolio interest exemption or for a reduced rate of income tax withholding based on an applicable income tax treaty. In general, the Final Withholding Regulations do not significantly alter substantive withholding requirements, but unify certification procedures and clarify reliance standards. The Final Withholding Regulations are scheduled to be effective for payments made on or after January 1, 2000, subject to certain transition rules. The Final Withholding Regulations are quite complex. United States Alien Holders are strongly urged to consult their own tax advisors regarding potential application of the Final Withholding Regulations to payments on the Preferred Securities in light of their particular circumstances.


    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether such investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Fleet, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Institutional Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA. The purchase and/or holding of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which Fleet, the Institutional Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for plan asset transactions managed by in-house asset managers).

    Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its ERISA counsel.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Fleet Capital has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom are acting as Representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                                   NUMBER OF
                                                                                   PREFERRED
          UNDERWRITERS                                                             SECURITIES
                                                                                   ----------

                                                                                   ----------
          Total..................................................................
                                                                                   ----------
                                                                                   ----------

    The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities
dealers at such price less a concession of $   per Preferred Security. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $   per Preferred Security to certain brokers and dealers. After the
Preferred Securities are released for sale to the public, the offering price and other selling terms may be changed.

    In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debentures of Fleet, the Underwriting Agreement provides that Fleet will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of
$     per Preferred Security (or $         in the aggregate) for the accounts of
the several Underwriters.

    During a period of 7 days from the date of the Prospectus Supplement, neither Fleet Capital nor Fleet will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities offered hereby).

    The Preferred Securities constitute a new issue of securities of Fleet Capital with no established trading market. Application will be made to list the Preferred Securities on the NYSE. If approved for listing, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. There can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the

Representatives have indicated to Fleet and Fleet Capital that they intend to make a market in the Preferred Securities, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

    Fleet Capital and Fleet have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Until the distribution of the Preferred Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Preferred Securities. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Preferred Securities.

    If the Underwriters create a short position in the Preferred Securities in connection with the offering, I.E., if they sell more Preferred Securities than are set forth on the cover page of this Prospectus Supplement, the Representatives may reduce the short position by purchasing Preferred Securities in the open market.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Preferred Securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    None of Fleet, Fleet Capital nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, none of Fleet, Fleet Capital nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Fleet and its subsidiaries in the ordinary course of business.

                 SUBJECT TO COMPLETION, DATED           , 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                          FLEET FINANCIAL GROUP, INC.

                         JUNIOR SUBORDINATED DEBENTURES

                             FLEET CAPITAL TRUST V
                             FLEET CAPITAL TRUST VI
                            FLEET CAPITAL TRUST VII
                            FLEET CAPITAL TRUST VIII
                             FLEET CAPITAL TRUST IX
                             FLEET CAPITAL TRUST X

                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                          FLEET FINANCIAL GROUP, INC.

    Fleet Financial Group, Inc. ("Fleet" or the "Company"), a Rhode Island corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Debentures") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Debentures when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debentures will be subordinate and junior in right of payment to certain other indebtedness of Fleet, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    Fleet Capital Trust V, Fleet Capital Trust VI, Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet Capital Trust IX and Fleet Capital Trust X (each, a "Fleet Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Fleet Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Fleet Capital Trusts out of moneys held by each of the Fleet Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Fleet to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Fleet's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of Fleet and will rank pari passu with the most senior preferred stock, if any, issued from time to time by Fleet. Junior Subordinated Debentures may be issued and sold from time to time in one or more series to a Fleet Capital Trust, or a trustee of such Fleet Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Fleet Capital Trust. The Junior Subordinated Debentures purchased by a Fleet Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Fleet Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Junior Subordinated Debentures and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

    Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, Fleet may also offer and sell (i) its unsecured debt securities, which may be either senior or subordinated, or warrants to purchase debt securities (the "Debt Securities") and (ii) its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), shares of its common stock (the "Common Stock") or warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants"). Any such Debt Securities, on the one hand, and Preferred Stock, Depositary Shares, Common Stock or Equity Warrants, on the other hand, will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Preferred Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Debt Securities, on the one hand, and any Preferred Stock, Depositary Shares, Common Stock or Equity Warrants, on the other hand, pursuant to each such separate Prospectus.

    Specific terms of the Junior Subordinated Debentures of any series or the Preferred Securities of any Fleet Capital Trust, the terms of which will mirror the terms of the Junior Subordinated Debentures held by the Fleet Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered, will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denomination, currency or currency unit for which Junior Subordinated Debentures may be purchased, currency or currency unit in which the principal and any interest on Junior Subordinated Debentures is payable, maturity, the right of Fleet, if any, to extend or shorten the maturity after issuance, premium, if any, any exchange, conversion or redemption provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Fleet, if any, to defer payment of interest on the Junior Subordinated Debentures and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and
(ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debentures of Fleet.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

    Fleet and/or each of the Fleet Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Fleet and/or any Fleet Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

    This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Fleet in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

    This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------
   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEET (OTHER THAN THE
      FLEET CAPITAL TRUSTS) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
          INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                The date of this Prospectus is           , 1998

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

    FOR INVESTORS OUTSIDE THE UNITED STATES: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY FLEET OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY FLEET AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE SECURITIES AND THE DISTRIBUTION OF THIS PROSPECTUS.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements contained in or incorporated by reference in this Prospectus and accompanying Prospectus Supplement may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in political and economic conditions, interest rate fluctuations, competitive product and pricing pressures within Fleet's market, equity and bond market fluctuations, personal and corporate customers' bankruptcies, inflation, acquisitions and integrations of acquired businesses, risks relating to Year 2000 issues (particularly with respect to compliance by third parties on which Fleet relies), as well as other risks and uncertainties detailed from time to time in the filings of Fleet with the Securities and Exchange Commission (the "Commission").

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Fleet and the Fleet Capital Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declarations of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Fleet Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning Fleet can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or by accessing the Commission's World Wide Web site at http://www.sec.gov. The common stock, $.01 par value, of Fleet (the "Common Stock") is listed on the New York Stock Exchange ("NYSE"). Reports, proxy material and other information concerning Fleet also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Prospectus and the accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement and Exhibits thereto which Fleet has filed with the Commission under the Securities Act, which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

    No separate financial statements of any of the Fleet Capital Trusts have been included herein. Fleet does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Fleet Capital Trusts will be owned, directly or indirectly, by Fleet, a reporting company under the Exchange Act, (ii) each of the Fleet Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Fleet Capital Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by Fleet, and (iii) Fleet's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of each of the Fleet Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debentures purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Preferred Securities Guarantees."

    The Fleet Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Fleet Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet are incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and June 30, 1998.

    (c) Current Reports on Form 8-K dated January 15, 1998, January 15, 1998, January 26, 1998, February 2, 1998, March 4, 1998, March 6, 1998, March 30,
1998, April 15, 1998, April 28, 1998, May 5, 1998, May 20, 1998, July 7, 1998
and July 15, 1998.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed with the Commission by Fleet pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

    FLEET WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO INVESTOR RELATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110. TELEPHONE REQUESTS MAY BE DIRECTED TO (617) 346-4000.

                          FLEET FINANCIAL GROUP, INC.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At June 30, 1998, Fleet was the tenth largest bank holding company in the United States, with total assets of $100.7 billion, total deposits of $67.0 billion and stockholders' equity of $8.9 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its banking subsidiaries, and also provides, through its other subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

HOLDING COMPANY

    Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at June 30, 1998, Fleet's banking subsidiaries could have declared additional dividends of approximately $842.0 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Govenors of the Federal Reserve Systems (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to a priority of payment.

                                   THE TRUSTS

    Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by Fleet, as sponsor for such trust (the "Sponsor") and the Fleet Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Fleet Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by Fleet. The Common Securities of each Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust except that upon an event of default under the Declaration with respect thereto, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Fleet will, directly or indirectly, acquire Common Securities of each Trust in an aggregate liquidation amount equal to at least 3 percent of the total capital of each Fleet Capital Trust.

    Each Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to such Declaration or otherwise or (ii) the dissolution, winding-up or termination of the related Fleet Capital Trust other than pursuant to the terms of such Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

    Each Fleet Capital Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Declaration. Each Fleet Capital Trust's business and affairs will be conducted by the trustees (the "Fleet Capital Trustees") appointed by Fleet, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Fleet Capital Trustees of a Fleet Capital Trust. The duties and obligations of the Fleet Capital Trustees shall be governed by the Declaration of such Fleet Capital Trust. One or more of the Fleet Capital Trustees for each Trust will be persons who are employees or officers of or affiliated with Fleet (the "Regular Trustees"). One Fleet Capital Trustee of each Fleet Capital Trust will be a financial institution which will be unaffiliated with Fleet and which shall act as institutional trustee under the Declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Fleet Capital Trustee of each Fleet Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). Fleet will pay all fees and expenses related to the Fleet Capital Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each Fleet Capital Trust in the State of Delaware, and its principal place of business is, First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The principal place of business of each Fleet Capital Trust shall be c/o Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    Fleet's consolidated ratios of earnings to fixed charges were as follows for the years indicated:

                                                                                           YEAR ENDED DECEMBER 31,
                                                               SIX MONTHS ENDED   ------------------------------------------
                                                                 JUNE 30, 1998      1997       1996       1995       1994
                                                               -----------------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits.............................           3.27x          3.90x      3.38x      1.79x      2.30x
  Including Interest on Deposits.............................           1.83           1.94       1.79       1.36       1.64


                                                                 1993
                                                               ---------
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits.............................       2.39x
  Including Interest on Deposits.............................       1.58

------------------------

    For purposes of computing the consolidated ratios, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                             REASON FOR TRANSACTION

    On October 21, 1996, the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that it had approved the use of certain cumulative preferred stock instruments, such as the Preferred Securities, as "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies. Because Fleet intends to treat the Preferred Securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the Junior Subordinated Debentures, the issuance of the Preferred Securities is a cost effective method of raising capital on an after-tax basis.

                                USE OF PROCEEDS

    Each Trust will use the proceeds of the sale of the Trust Securities to acquire Junior Subordinated Debentures from Fleet. Unless otherwise indicated in the applicable Prospectus Supplement, Fleet intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purpose, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Junior Subordinated Debentures may be issued from time to time in one or more series under an Indenture (the "Base Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Debt Trustee"), as supplemented by a Supplemental Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (the "Supplemental Indenture"; the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"). The terms of the Junior Subordinated Debentures will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. While the following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act, all material terms of the Junior Subordinated Debentures are set forth herein and in any Prospectus Supplement relating to the particular Junior Subordinated Debentures being offered thereby. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

    The Junior Subordinated Debentures will be unsecured, fully subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued from time to time in one or more series. (Section 2.03)

    In the event Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, such Junior Subordinated Debentures subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Fleet Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debentures will be issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust.

    Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debentures being offered thereby for the following terms:
(1) the designation of such Junior Subordinated Debentures; (2) the aggregate principal amount of such Junior Subordinated Debentures; (3) the percentage of their principal amount at which such Junior Subordinated Debentures will be issued; (4) the date or dates on which such Junior Subordinated Debentures will mature and the right, if any, to shorten or extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debentures will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of Fleet or the holder; (10) the form of such Junior Subordinated Debentures; and (11) any other specific terms of the Junior Subordinated Debentures. Principal, premium, if any, and interest, if any, will be payable, and the Junior Subordinated Debentures offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of Fleet by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account appropriately designated by the person entitled thereto. (Sections 3.01 and 3.02).

ADDITIONAL INTEREST

    If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures issued by a Trust, such Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Fleet will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by such Trust and by the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts such Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

    If a Prospectus Supplement specifies that a series of Junior Subordinated Debentures is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Junior Subordinated Debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

    The covenants contained in the Indenture would not necessarily afford protection to holders of the Junior Subordinated Debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debentures, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. (Section 2.07)

    Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Debentures may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities that are not issued to a Fleet Capital Trust may be made at the option of Fleet by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account appropriately designated by the person entitled thereto. (Section 3.01)

BOOK-ENTRY JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debentures of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 2.11)

    The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

    The Junior Subordinated Debentures will be subordinated and junior in right of payment to certain other indebtedness of Fleet to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF FLEET

    If Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust and (i) there shall have occurred any event that would constitute an Indenture Event of Default (as defined herein) or (ii) Fleet shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) Fleet shall have given notice of its election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period as provided in the Supplemental Indenture and such period, or any extension thereof, shall be continuing, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of common stock, par value $0.01 per share, of Fleet (the "Fleet Common Stock") in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (y) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or (z) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet which rank pari passu with or junior to such Junior Subordinated Debentures and (c) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

    In the event Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Fleet Capital Trust, for so long as such Trust Securities remain outstanding, Fleet will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Fleet Capital Trust; provided, however, that any permitted successor of Fleet under the Indenture may succeed to Fleet's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Fleet Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of such Fleet Capital Trust, the redemption of all of the Trust Securities of such Fleet Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. (Section 3.08)

LIMITATION ON MERGERS AND SALES OF ASSETS

    Fleet shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of Fleet under the Indenture and (b) after giving effect thereto, no Default shall have occurred and be continuing under the Indenture. (Section 10.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

    The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debentures:

       (a) default for 30 days in payment of any interest on the Junior Subordinated Debentures of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

       (b) default in payment of principal of, or premium, if any, on, the Junior Subordinated Debentures of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debentures shall not constitute a default for this purpose; or

       (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

       (d) certain events of bankruptcy, insolvency or reorganization of Fleet; or

       (e) in the event Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of such Fleet Capital Trust, the redemption of all of the Trust Securities of such Fleet Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust.

    The Indenture provides that, if an Indenture Event of Default on any series of Junior Subordinated Debentures shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debentures of such series then outstanding may declare the principal of all such Junior Subordinated Debentures of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by accleration has been deposited with the Debt Trustee. (Section 5.01).

    The holders of a majority in principal amount of the Junior Subordinated Debentures of any or all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Junior Subordinated Debentures shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions set forth in a Prospectus Supplement, the right of any holder of Junior Subordinated Debentures to receive payment of the principal of and interest on such Junior Subordinated Debentures on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debentures, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. (Sections 5.04 and 5.07)

    The Indenture requires the annual filing by Fleet with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.05)

    The Indenture provides that the Debt Trustee may withhold notice of an Indenture Event of Default from the holders of a series of Junior Subordinated Debentures (except an Indenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Trustee considers it in the interest of such holders to do so. (Section 5.08)

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series affected by such modification at the time outstanding, and, in the case of Junior Subordinated Debentures issued to a Trust, the holders of a majority in aggregate liquidation amount of the related Preferred Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debentures; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debenture (and each Preferred Security, if applicable) affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debenture, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Debenture the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification or (iii) otherwise materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures. (Section 9.02)

DEFEASANCE AND DISCHARGE

    The Indenture provides that Fleet, at Fleet's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under "Certain Covenants of Fleet"), in each case if Fleet deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, Fleet is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by Fleet from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Junior Subordinated Debentures would not be delisted from such exchange as a result of the exercise of such option. (Section 11.05)

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05)

THE DEBT TRUSTEE

    Fleet or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    Each Fleet Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Fleet Capital Trust authorizes the Regular Trustees of such Fleet Capital Trust to issue on behalf of such Fleet Capital Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Indenture Trustee for purposes of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Debentures held by the Fleet Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Fleet Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issuable by such Fleet Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Fleet Capital Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Preferred Securities issued by such Fleet Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Fleet Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Fleet Capital Trust to the holders of Preferred Securities of such Fleet Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust; (vi) the obligation, if any, of such Fleet Capital Trust to purchase or redeem Preferred Securities issued by such Fleet Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Fleet Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of holders of Preferred Securities issued by such Fleet Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Fleet Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Fleet Capital Trust; (viii) the terms and conditions, if any, upon which the Junior Subordinated Debentures owned by such Fleet Capital Trust may be distributed to holders of Preferred Securities of such Trust; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Fleet Capital Trust not inconsistent with the Declaration of such Fleet Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by Fleet to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    Except as described herein, under the Business Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities
Guarantees--Modification of the Preferred Securities Guarantees; Assignment" herein, and under any Prospectus Supplement relating to the issuance of a series of Preferred Securities, and as otherwise required by law and the Declarations, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declarations, including the right to direct the

Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available to it under the Indentures as a holder of the related Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indentures, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indentures or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indentures would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the related Declaration has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a legal proceeding directly against Fleet for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes an event of default under the related Declaration. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the related Fleet Capital Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indentures with respect to any amendment, modification or termination of such Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under such Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the related Fleet Capital Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding event of default under the Declaration.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Fleet Capital Trusts to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declarations.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Fleet or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Fleet, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Fleet as the holder of all of the Common Securities.

    In connection with the issuance of Preferred Securities, each Fleet Capital Trust will issue one series of Common Securities. The Declaration of each Fleet Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such Fleet Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Fleet Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities of a Fleet Capital Trust will also carry the right to vote to appoint, remove or replace any of the Fleet Capital Trustees of such Trust. All of the Common Securities of each Fleet Capital Trust will be directly or indirectly owned by Fleet.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If an Event of Default under the Declaration of a Fleet Capital Trust occurs and is continuing, then the holders of Preferred Securities of such Fleet Capital Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debentures against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Fleet Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it under the applicable Indenture as a holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debentures after a holder of record of Preferred Securities of such Fleet Capital Trust has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the applicable series of Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the applicable series of Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Fleet Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Fleet for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. While the summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act, all material terms of the Preferred Securities Guarantee are set forth herein and in any Prospectus Supplement relating to the particular Preferred Securities being offered thereby. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Fleet Capital Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, Fleet will agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Fleet Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Fleet Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Fleet Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a Fleet Capital Trust, to the extent not paid by such Fleet Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Fleet Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Fleet Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Fleet Capital Trust; and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Fleet Capital Trust has funds available therefor and (b) the amount of assets of such Fleet Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Fleet Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. Fleet's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Fleet to the holders of Preferred Securities or by causing the applicable Fleet Capital Trust to pay such amounts to such holders.

    The Preferred Securities Guarantees will not apply to any payment of distributions except to the extent a Fleet Capital Trust shall have funds available therefor. If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by a Fleet Capital Trust, such Fleet Capital Trust will not pay distributions on the Preferred Securities issued by such Fleet Capital Trust and will not have funds available therefor.

    The Preferred Securities Guarantees, when taken together with Fleet's obligations under the Junior Subordinated Debentures, the Indentures, and the Declarations, including its obligations to pay costs, expenses, debts and liabilities of the Fleet Capital Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities.

    Fleet has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Fleet Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF FLEET

    In each Preferred Securities Guarantee, Fleet will covenant that, so long as any Preferred Securities issued by the applicable Fleet Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Indenture of such Fleet Capital Trust, or if Fleet has exercised its option to defer interest payments on the Junior Subordinated Debentures by extending the interest payment period and such period or extension thereof shall be continuing, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (ii) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or, (iii) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet which rank pari passu with or junior to such Junior Subordinated Debentures and (c) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to such Preferred Securities Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Fleet Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Fleet and shall inure to the benefit of the holders of the Preferred Securities of the applicable Fleet Capital Trust then outstanding. Except in connection with any merger or consolidation of Fleet with or into another entity or any sale, transfer or lease of Fleet's assets to another entity, each as permitted by the Indenture, Fleet may not assign its rights or delegate its obligations under such Preferred Securities Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Fleet Capital Trust.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Fleet Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Fleet Capital Trust,
(b) upon distribution of the Junior Subordinated Debentures held by such Fleet Capital Trust to the holders of the Trust Securities of such Fleet Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Fleet Capital Trust upon liquidation of such Fleet Capital Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Fleet Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. Any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against Fleet to enforce the Preferred Guarantee Trustee's rights and the obligations of Fleet under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Fleet Capital Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of Fleet and will rank (i) subordinate and junior in right of payment to all other liabilities of Fleet, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Fleet and with any guarantee now or hereafter entered into by Fleet in respect of any preferred or preference stock of any affiliate of Fleet, and (iii) senior to Fleet Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Fleet Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    Fleet or its affiliates maintain certain accounts and other banking relationships with the Preferred Guarantee Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
     JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

    As set forth in the Declaration, the sole purpose of each of the Fleet Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Fleet Capital Trusts, and to invest the proceeds from such issuance and sale in Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures held by a Fleet Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities of such Trust because of the following factors: (i) the aggregate principal amount of such Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on such Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Fleet shall pay all, and the Fleet Capital Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt and obligations of such Fleet Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Fleet Capital Trustees shall not take or cause or permit the Fleet Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of such Fleet Capital Trust. Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Fleet as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by the applicable Fleet Capital Trust, the applicable Fleet Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable Fleet Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Fleet has made a payment of interest or principal on the Junior Subordinated Debentures held by the applicable Fleet Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable Fleet Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

    If Fleet fails to make interest or other payments on a series of Junior Subordinated Debentures when due (taking account of any Extension Period), the Declarations provide a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities of a Trust may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures owned by such Trust without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on Junior Subordinated Debentures on the date such interest of principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of a Trust may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures owned by such Trust. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred

Securities in such Direct Action. Fleet, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Fleet fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Guarantee Trustee's rights and the obligations of Fleet under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Fleet Capital Trust, the Guarantee Trustee, or any other person or entity.

    Fleet and each of the Fleet Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Fleet of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General."

                              PLAN OF DISTRIBUTION

    Fleet may sell the Junior Subordinated Debentures and any Fleet Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Fleet, and offers or sales of such securities may include secondary market transactions by affiliates of Fleet.

    Offers to purchase Offered Securities may be solicited directly by Fleet and/or any Fleet Capital Trust, as the case may be, or by agents designated by Fleet and/or any Fleet Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Fleet to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Fleet in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale, Fleet will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Fleet and/or any Fleet Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Fleet and/or any Fleet Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

    This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Fleet in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

    The participation of an affiliate or subsidiary of Fleet in the offer and sale of the Offered Securities will comply with the requirements of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

    Underwriters, agents or their controlling persons may engage in transactions with and perform services for Fleet in the ordinary course of business.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of each of the Fleet Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Fleet Capital Trusts. The validity of the Junior Subordinated Debentures and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for Fleet and certain United States federal income taxation matters will be passed upon for Fleet and the Fleet Capital Trusts by Edwards & Angell, LLP, One BankBoston Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet National Bank and beneficially owns 4,052 shares of Fleet Common Stock. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Fleet contained in Fleet's Current Report on Form 8-K dated May 5, 1998, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein (and elsewhere in the Registration Statement) and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET FINANCIAL GROUP, INC., THE TRUSTS OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET FINANCIAL GROUP, INC. OR THE TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                PROSPECTUS

Available Information.....................................................     3
Incorporation of Certain Documents by Reference...........................     4
Fleet Financial Group, Inc................................................     5
The Trusts................................................................     6
Consolidated Ratios of Earnings to Fixed Charges..........................     7
Reason for Transaction....................................................     7
Use of Proceeds...........................................................     7
Description of the Junior Subordinated Debentures.........................     8
Description of the Preferred Securities...................................    13
Description of the Preferred Securities Guarantees........................    16
Effect of Obligations Under the Junior Subordinated Debentures and the
  Preferred Securities Guarantees.........................................    19
Plan of Distribution......................................................    20
Legal Matters.............................................................    21
Experts...................................................................    21

                                     [LOGO]

                              FLEET CAPITAL TRUST

                              PREFERRED SECURITIES

                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                          FLEET FINANCIAL GROUP, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

   EXHIBITS
---------------
           1(a)  --Proposed form of Underwriting Agreement for Debt Securities (incorporated by reference to
                   Exhibit 1(a) of Registration Statement No. 33-63631).
           1(b)  --Proposed form of Underwriting Agreement for Preferred Stock and Common Stock (incorporated by reference to Exhibit 1(b) of Registration Statement No. 33-63631).
           1(c)  --Proposed form of Selling Agency Agreement for Debt Securities (incorporated by reference to
                   Exhibit 1(b) of Registration Statement No. 33-45137).
           1(d)  --Form of Underwriting Agreement for offering of Preferred Securities (incorporated by reference to Exhibit 1 of Registration Statement No. 333-15435).
           4(a)  --Senior Indenture dated October 1, 1992 between the Registrant and The First National Bank of
                   Chicago, as Trustee (incorporated by reference to Exhibit 4(a) of Registration Statement No.
                   33-50216).
           4(b)  --Form of Warrant Agreement for Warrants attached to Debt Securities (incorporated by reference to Exhibit 4(b)(1) of Registration Statement No. 33-3573).
           4(c)  --Form of Warrant Agreement for Warrants not attached to Debt Securities (incorporated by reference to Exhibit 4(b)(2) of Registration Statement No. 33-3573).
           4(d)  --Form of Note for Senior Debt Securities (included in Exhibit 4(a) on pages 18 through 27).
           4(e)  --Subordinated Indenture dated October 1, 1992 between the Registrant and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(d) of Registration Statement No.
                   33-50216), as supplemented by a First Supplemental Indenture dated November 30, 1992
                   (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated
                   November 30, 1992).
           4(f)  --Form of Note for Subordinated Debt Securities (incorporated by reference to Exhibit 4(c) of
                   Registration Statement No. 33-40965).
           4(g)  --Form of Medium-Term Note (incorporated by reference to Exhibit 4(f) of Registration Statement
                   No. 33-50216).
           4(h)  --Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 of
                   Fleet's Registration Statement on Form 8-A dated February 27, 1996).
           4(i)  --Bylaws of the Registrant (incorporated by reference to Exhibit 2 of Fleet's Registration
                   Statement on Form 8-A dated February 27, 1996).
           4(j)  --Form of Certificate of Designations (incorporated by reference to Exhibit 4(a) of Registration
                   Statement No. 33-40967).
           4(k)  --Form of Deposit Agreement (incorporated by reference to Exhibit 4(b) of Registration Statement
                   No. 33-40967).
           4(l)  --Form of Warrant Agreement for Warrants attached to Common Stock or Preferred Stock
                   (incorporated by reference to Exhibit 4(j) of Registration Statement No. 33-55555).
           4(m)  --Form of Warrant Agreement for Warrants not attached to Common Stock or Preferred Stock
                   (incorporated by reference to Exhibit 4(k) of Registration Statement No. 33-55555).

   EXHIBITS
---------------
           4(n)  --Rights Agreement dated as of November 21, 1990 between the Registrant and Fleet National Bank, as amended by a First Amendment thereto dated as of March 28, 1991 and a Second Amendment thereto dated as of July 12, 1991 and a Third Amendment thereto dated as of February 20, 1995
                   (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated
                   November 21, 1990, Exhibits 4(a) and 4(b) to the Registrant's Current Report on Form 8-K dated
                   March 28, 1991 and Exhibit 99.3 to the Registrant's Current Report on Form 8-K dated February
                   20, 1995).
           4(o)  --Instruments defining the rights of security holders, including indentures (Registrant has no instruments defining the rights of holders of equity or debt securities where the amount of securities authorized thereunder exceeds 10% of the total assets of Registrant and its subsidiaries on a consolidated basis. Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request).
           4(p)  --Form of Rights Certificate for stock purchase rights issued to Whitehall Associates, L.P., and
                   KKR Partners II, L.P. (incorporated by reference to Exhibit 4(c) of Fleet's Current Report on
                   Form 8-K dated July 12, 1991).
        4(q)(v)  --Certificate of Trust of Fleet Capital Trust V (incorporated by reference to Exhibit 4(a)(v) of
                   Registration Statement No. 333-15435).
       4(q)(vi)  --Certificate of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(a)(vi)
                   of Registration Statement No. 333-48043).
      4(q)(vii)  --Certificate of Trust of Fleet Capital Trust VII (incorporated by reference to Exhibit 4(a)(vii)
                   of Registration Statement No. 333-48043).
     4(q)(viii)  --Certificate of Trust of Fleet Capital Trust VIII (incorporated by reference to Exhibit
                   4(a)(viii) of Registration Statement No. 333-48043).
      *4(q)(ix)  --Certificate of Trust of Fleet Capital Trust IX.
       *4(q)(x)  --Certificate of Trust of Fleet Capital Trust X.
        4(r)(v)  --Declaration of Trust of Fleet Capital Trust V (incorporated by reference to Exhibit 4(b)(v) of
                   Registration Statement No. 333-15435).
       4(r)(vi)  --Declaration of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(b)(vi)
                   of Registration Statement No. 333-48043).
      4(r)(vii)  --Declaration of Trust of Fleet Capital Trust VII (incorporated by reference to Exhibit 4(b)(vii)
                   of Registration Statement No. 333-48043).
     4(r)(viii)  --Declaration of Trust of Fleet Capital Trust VIII (incorporated by reference to Exhibit
                   4(b)(viii) of Registration Statement No. 333-48043).
      *4(r)(ix)  --Declaration of Trust of Fleet Capital Trust IX.
       *4(r)(x)  --Declaration of Trust of Fleet Capital Trust X.
           4(s)  --Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities (incorporated by reference to Exhibit 4(c) of Registration Statement
                   No. 333-15435).
          *4(t)  --Form of Indenture between Fleet and The First National Bank of Chicago, as Trustee.
           4(u)  --Form of Supplemental Indenture to be used in connection with the issuance of the Junior
                   Subordinated Debentures and Preferred Securities (incorporated by reference to Exhibit 4(e) of
                   Registration Statement No. 333-15435).
           4(v)  --Form of Preferred Security (included in Exhibit 4(s)).
           4(w)  --Form of Junior Subordinated Debenture (included in Exhibit 4(u)).
           4(x)  --Form of Preferred Securities Guarantee (incorporated by reference to Exhibit 4(h) of
                   Registration Statement No. 333-15435).
          *5(a)  --Opinion of Edwards & Angell, LLP as to legality of Debt Securities, Preferred Stock and Common
                   Stock.
          *5(b)  --Opinion of Edwards & Angell, LLP to be used in connection with the issuance of the Junior
                   Subordinated Debentures and Preferred Securities.

   EXHIBITS
---------------
          *5(c)  --Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP to be used in connection with the issuance of the Junior Subordinated Debentures and Preferred Securities.
             *8  --Tax Opinion of Edwards & Angell, LLP to be used in connection with the issuance of the Junior
                   Subordinated Debentures and Preferred Securities.
         *12(a)  --Computation of Ratio of Earnings to Fixed Charges.
         *12(b)  --Computation of Ratio of Earnings to Fixed Charges and Dividends on Preferred Stock.
         *23(a)  --Consent of KPMG Peat Marwick LLP.
          23(b)  --Consent of Edwards & Angell, LLP (included in Exhibit 5(a)).
          23(c)  --Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5(b)).
          24(a)  --Power of Attorney of certain officers and directors for Fleet (included on signature pages).
          24(b)  --Powers of Attorney for Fleet Capital Trusts (included in Exhibit 4(r))
          25(a)  --Form T-1 Statement of Eligibility and Qualification of The First National Bank of Chicago, as
                   Senior Trustee and Subordinated Trustee (incorporated by reference to Exhibit 25 of
                   Registration Statement No. 333-37231).
          25(b)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture and under the Preferred Securities
                   Guarantee of Fleet Capital Trust V (incorporated by reference to Exhibit 25(a) of Registration
                   Statement No. 333-15435).
          25(c)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust V (incorporated by reference to Exhibit 25(f) of Registration Statement No.
                   333-15435).
          25(d)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture with respect to Fleet Capital Trust
                   VI, Fleet Capital Trust VII and Fleet Capital Trust VIII (incorporated by reference to Exhibit
                   25(g) of Registration Statement No. 333-48043).
         *25(e)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture with respect to Fleet Capital Trust IX and Fleet Capital Trust X.
          25(f)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust VI (incorporated by reference to Exhibit 25(h) of Registration Statement No. 333-48043).
          25(g)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust VII (incorporated by reference to Exhibit 25(i) of Registration Statement No. 333-48043).
          25(h)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust VIII (incorporated by reference to Exhibit 25(j) of Registration Statement No.
                   333-48043).
         *25(i)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust IX.
         *25(j)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust X.

   EXHIBITS
---------------
          25(k)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust VI (incorporated by reference to Exhibit 25(k) of Registration Statement
                   No. 333-48043).
          25(l)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust VII (incorporated by reference to Exhibit 25(l) of Registration Statement
                   No. 333-48043).
          25(m)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust VIII (incorporated by reference to Exhibit 25(m) of Registration Statement
                   No. 333-48043).
         *25(n)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust IX.
         *25(o)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust X.


------------------------


*   Filed herewith.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and Commonwealth of Massachusetts, on September 23, 1998.



                                FLEET FINANCIAL GROUP, INC.

                                By:          /s/ WILLIAM C. MUTTERPERL
                                      ----------------------------------------
                                               WILLIAM C. MUTTERPERL
                                      EXECUTIVE VICE PRESIDENT, SECRETARY AND
                                                  GENERAL COUNSEL




    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on September 23, 1998.


                      SIGNATURE                                                 TITLE
-----------------------------------------------------  --------------------------------------------------------
                          *
     ------------------------------------------                       Chairman, Chief Executive
                   TERRENCE MURRAY                                       Officer and Director

                          *
     ------------------------------------------                           Vice Chairman and
                  EUGENE M. MCQUADE                                    Chief Financial Officer

                          *
     ------------------------------------------                Chief Accounting Officer and Controller
                 ROBERT C. LAMB, JR.

     ------------------------------------------                                Director
                   JOEL B. ALVORD

                          *
     ------------------------------------------                                Director
                 WILLIAM BARNET, III

                          *
     ------------------------------------------                                Director
                  BRADFORD R. BOSS

                          *
     ------------------------------------------                                Director
                  STILLMAN B. BROWN

                          *
     ------------------------------------------                                Director
               PAUL J. CHOQUETTE, JR.

                          *
     ------------------------------------------                                Director
                    KIM B. CLARK

                          *
     ------------------------------------------                                Director
                   JOHN T. COLLINS

                          *
     ------------------------------------------                                Director
                  JAMES F. HARDYMON

                      SIGNATURE                                                 TITLE
-----------------------------------------------------  --------------------------------------------------------
                          *
     ------------------------------------------                                Director
                   MARIAN L. HEARD

                          *
     ------------------------------------------                                Director
                  ROBERT M. KAVNER

                          *
     ------------------------------------------                                Director
                 RAYMOND C. KENNEDY

                          *
     ------------------------------------------                                Director
                  ROBERT J. MATURA

                          *
     ------------------------------------------                                Director
                   ARTHUR C. MILOT

                          *
     ------------------------------------------                                Director
               THOMAS D. O'CONNOR, SR.

                          *
     ------------------------------------------                                Director
                 MICHAEL B. PICOTTE

                          *
     ------------------------------------------                                Director
                   THOMAS C. QUICK

                          *
     ------------------------------------------                                Director
                    LOIS D. RICE

                          *
     ------------------------------------------                                Director
                   JOHN R. RIEDMAN

                          *
     ------------------------------------------                                Director
                   THOMAS M. RYAN

                          *
     ------------------------------------------                                Director
                SAMUEL O. THIER, M.D.

                          *
     ------------------------------------------                                Director
                  PAUL R. TREGURTHA


*By:       /s/ WILLIAM C.
             MUTTERPERL
      -------------------------
        WILLIAM C. MUTTERPERL
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on September 23, 1998.


                                FLEET CAPITAL TRUST V
                                FLEET CAPITAL TRUST VI
                                FLEET CAPITAL TRUST VII
                                FLEET CAPITAL TRUST VIII
                                FLEET CAPITAL TRUST IX
                                FLEET CAPITAL TRUST X

                                By:            /s/ JOHN R. RODEHORST
                                      ----------------------------------------
                                                 JOHN R. RODEHORST
                                                      TRUSTEE

                               INDEX TO EXHIBITS

   EXHIBITS
---------------
           1(a)  --Proposed form of Underwriting Agreement for Debt Securities (incorporated by reference to
                   Exhibit 1(a) of Registration Statement No. 33-63631).
           1(b)  --Proposed form of Underwriting Agreement for Preferred Stock and Common Stock (incorporated by reference to Exhibit 1(b) of Registration Statement No. 33-63631).
           1(c)  --Proposed form of Selling Agency Agreement for Debt Securities (incorporated by reference to
                   Exhibit 1(b) of Registration Statement No. 33-45137).
           1(d)  --Form of Underwriting Agreement for offering of Preferred Securities (incorporated by reference to Exhibit 1 of Registration Statement No. 333-15435).
           4(a)  --Senior Indenture dated October 1, 1992 between the Registrant and The First National Bank of
                   Chicago, as Trustee (incorporated by reference to Exhibit 4(a) of Registration Statement No.
                   33-50216).
           4(b)  --Form of Warrant Agreement for Warrants attached to Debt Securities (incorporated by reference to Exhibit 4(b)(1) of Registration Statement No. 33-3573).
           4(c)  --Form of Warrant Agreement for Warrants not attached to Debt Securities (incorporated by reference to Exhibit 4(b)(2) of Registration Statement No. 33-3573).
           4(d)  --Form of Note for Senior Debt Securities (included in Exhibit 4(a) on pages 18 through 27).
           4(e)  --Subordinated Indenture dated October 1, 1992 between the Registrant and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(d) of Registration Statement No.
                   33-50216), as supplemented by a First Supplemental Indenture dated November 30, 1992
                   (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated
                   November 30, 1992).
           4(f)  --Form of Note for Subordinated Debt Securities (incorporated by reference to Exhibit 4(c) of
                   Registration Statement No. 33-40965).
           4(g)  --Form of Medium-Term Note (incorporated by reference to Exhibit 4(f) of Registration Statement
                   No. 33-50216).
           4(h)  --Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 of
                   Fleet's Registration Statement on Form 8-A dated February 27, 1996).
           4(i)  --Bylaws of the Registrant (incorporated by reference to Exhibit 2 of Fleet's Registration
                   Statement on Form 8-A dated February 27, 1996).
           4(j)  --Form of Certificate of Designations (incorporated by reference to Exhibit 4(a) of Registration
                   Statement No. 33-40967).
           4(k)  --Form of Deposit Agreement (incorporated by reference to Exhibit 4(b) of Registration Statement
                   No. 33-40967).
           4(l)  --Form of Warrant Agreement for Warrants attached to Common Stock or Preferred Stock
                   (incorporated by reference to Exhibit 4(j) of Registration Statement No. 33-55555).
           4(m)  --Form of Warrant Agreement for Warrants not attached to Common Stock or Preferred Stock
                   (incorporated by reference to Exhibit 4(k) of Registration Statement No. 33-55555).
           4(n)  --Rights Agreement dated as of November 21, 1990 between the Registrant and Fleet National Bank, as amended by a First Amendment thereto dated as of March 28, 1991 and a Second Amendment thereto dated as of July 12, 1991 and a Third Amendment thereto dated as of February 20, 1995
                   (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated
                   November 21, 1990, Exhibits 4(a) and 4(b) to the Registrant's Current Report on Form 8-K dated
                   March 28, 1991 and Exhibit 99.3 to the Registrant's Current Report on Form 8-K dated February
                   20, 1995).
           4(o)  --Instruments defining the rights of security holders, including indentures (Registrant has no instruments defining the rights of holders of equity or debt securities where the amount of securities authorized thereunder exceeds 10% of the total assets of Registrant and its subsidiaries on a consolidated basis. Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request).

   EXHIBITS
---------------
           4(p)  --Form of Rights Certificate for stock purchase rights issued to Whitehall Associates, L.P., and
                   KKR Partners II, L.P. (incorporated by reference to Exhibit 4(c) of Fleet's Current Report on
                   Form 8-K dated July 12, 1991).
        4(q)(v)  --Certificate of Trust of Fleet Capital Trust V (incorporated by reference to Exhibit 4(a)(v) of
                   Registration Statement No. 333-15435).
       4(q)(vi)  --Certificate of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(a)(vi)
                   of Registration Statement No. 333-48043).
      4(q)(vii)  --Certificate of Trust of Fleet Capital Trust VII (incorporated by reference to Exhibit 4(a)(vii)
                   of Registration Statement No. 333-48043).
     4(q)(viii)  --Certificate of Trust of Fleet Capital Trust VIII (incorporated by reference to Exhibit
                   4(a)(viii) of Registration Statement No. 333-48043).
      *4(q)(ix)  --Certificate of Trust of Fleet Capital Trust IX.
       *4(q)(x)  --Certificate of Trust of Fleet Capital Trust X.
        4(r)(v)  --Declaration of Trust of Fleet Capital Trust V (incorporated by reference to Exhibit 4(b)(v) of
                   Registration Statement No. 333-15435).
       4(r)(vi)  --Declaration of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(b)(vi)
                   of Registration Statement No. 333-48043).
      4(r)(vii)  --Declaration of Trust of Fleet Capital Trust VII (incorporated by reference to Exhibit 4(b)(vii)
                   of Registration Statement No. 333-48043).
     4(r)(viii)  --Declaration of Trust of Fleet Capital Trust VIII (incorporated by reference to Exhibit
                   4(b)(viii) of Registration Statement No. 333-48043).
      *4(r)(ix)  --Declaration of Trust of Fleet Capital Trust IX.
       *4(r)(x)  --Declaration of Trust of Fleet Capital Trust X.
           4(s)  --Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities (incorporated by reference to Exhibit 4(c) of Registration Statement
                   No. 333-15435).
          *4(t)  --Form of Indenture between Fleet and The First National Bank of Chicago, as Trustee.
           4(u)  --Form of Supplemental Indenture to be used in connection with the issuance of the Junior
                   Subordinated Debentures and Preferred Securities (incorporated by reference to Exhibit 4(e) of
                   Registration Statement No. 333-15435).
           4(v)  --Form of Preferred Security (included in Exhibit 4(s)).
           4(w)  --Form of Junior Subordinated Debenture (included in Exhibit 4(u)).
           4(x)  --Form of Preferred Securities Guarantee (incorporated by reference to Exhibit 4(h) of
                   Registration Statement No. 333-15435).
          *5(a)  --Opinion of Edwards & Angell, LLP as to legality of Debt Securities, Preferred Stock and Common
                   Stock.
          *5(b)  --Opinion of Edwards & Angell, LLP to be used in connection with the issuance of the Junior
                   Subordinated Debentures and Preferred Securities.
          *5(c)  --Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP to be used in connection with the issuance of the Junior Subordinated Debentures and Preferred Securities.
             *8  --Tax Opinion of Edwards & Angell, LLP to be used in connection with the issuance of the Junior
                   Subordinated Debentures and Preferred Securities.
         *12(a)  --Computation of Ratio of Earnings to Fixed Charges.
         *12(b)  --Computation of Ratio of Earnings to Fixed Charges and Dividends on Preferred Stock.
         *23(a)  --Consent of KPMG Peat Marwick LLP.
          23(b)  --Consent of Edwards & Angell, LLP (included in Exhibit 5(a)).
          23(c)  --Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5(b)).
          24(a)  --Power of Attorney of certain officers and directors for Fleet (included on signature pages).
          24(b)  --Powers of Attorney for Fleet Capital Trusts (included in Exhibit 4(r))
          25(a)  --Form T-1 Statement of Eligibility and Qualification of The First National Bank of Chicago, as
                   Senior Trustee and Subordinated Trustee (incorporated by reference to Exhibit 25 of
                   Registration Statement No. 333-37231).

   EXHIBITS
---------------
          25(b)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture and under the Preferred Securities
                   Guarantee of Fleet Capital Trust V (incorporated by reference to Exhibit 25(a) of Registration
                   Statement No. 333-15435).
          25(c)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust V (incorporated by reference to Exhibit 25(f) of Registration Statement No.
                   333-15435).
          25(d)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture with respect to Fleet Capital Trust
                   VI, Fleet Capital Trust VII and Fleet Capital Trust VIII (incorporated by reference to Exhibit
                   25(g) of Registration Statement No. 333-48043).
         *25(e)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture with respect to Fleet Capital Trust IX and Fleet Capital Trust X.
          25(f)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust VI (incorporated by reference to Exhibit 25(h) of Registration Statement No. 333-48043).
          25(g)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust VII (incorporated by reference to Exhibit 25(i) of Registration Statement No. 333-48043).
          25(h)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust VIII (incorporated by reference to Exhibit 25(j) of Registration Statement No.
                   333-48043).
         *25(i)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust IX.
         *25(j)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Fleet Capital
                   Trust X.
          25(k)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust VI (incorporated by reference to Exhibit 25(k) of Registration Statement
                   No. 333-48043).
          25(l)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust VII (incorporated by reference to Exhibit 25(l) of Registration Statement
                   No. 333-48043).
          25(m)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust VIII (incorporated by reference to Exhibit 25(m) of Registration Statement
                   No. 333-48043).
         *25(n)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust IX.
         *25(o)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Fleet Capital Trust X.


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*   Filed herewith.